Exhibit 10.1

Execution Version

AMENDMENT NO. 6

AMENDMENT NO. 6, dated as of March 31, 2015 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of October 13, 2011, and as amended and supplemented prior to the date hereof (the “Existing Credit Agreement”), among MICROSEMI CORPORATION, a Delaware corporation (the “Borrower”), the LENDERS party thereto (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent (as successor in interest to ROYAL BANK OF CANADA (in such capacity, the “Resigning Administrative Agent”) and in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as collateral agent (as successor in interest to ROYAL BANK OF CANADA (in such capacity, the “Resigning Collateral Agent” and, together with the Resigning Administrative Agent, the “Resigning Agents”) and in such capacity, the “Collateral Agent”) for the Lenders and the Resigning Administrative Agent.

A. The Administrative Agent, the Resigning Administrative Agent, the Collateral Agent, the Resigning Collateral Agent and the Borrower desire to enter into that certain Successor Agent Agreement, dated as of the Amendment Effective Date (the “Successor Agent Agreement”).

B. Each Lender (such term and each other capitalized term used but not defined herein having the meaning given it in the Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Amended Credit Agreement”)) that executes and delivers a consent to this Amendment in the form of the “Lender Consent” attached hereto (a “Lender Consent”) will be deemed to have agreed to the terms of this Amendment (each such Lender, a “Consenting Lender”).

C. The Borrower and the Requisite Lenders (as defined below) desire to amend the Existing Credit Agreement in the form of the Amended Credit Agreement and the Requisite Lenders desire to appoint Bank of America, N.A. as successor to the Resigning Administrative Agent and Resigning Collateral Agent, subject to the satisfaction of the conditions precedent to effectiveness referred to in Section 3 hereof.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment of Existing Credit Agreement; Consent to Appointment of Successor Administrative Agent and Successor Collateral Agent.

(i) The Borrower and the Requisite Lenders agree that (v) the Existing Credit Agreement (excluding all exhibits and schedules thereto) shall be amended on the Amendment Effective Date as set forth in Exhibit A hereto to delete the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text therein (indicated textually in the same manner as the following example: double-underlined text) and on the Amendment Effective Date the Amended Credit Agreement shall replace the terms of the Existing Credit Agreement, (w) Exhibit B attached hereto shall replace Exhibit A to the Existing Credit Agreement, (x) Exhibit C attached hereto shall replace Exhibit B-1 to the Existing Credit Agreement, (y) Exhibit D attached hereto shall become Exhibit B-2 to the Amended Credit

Agreement and (z) Exhibit E attached hereto shall replace Exhibit D to the Existing Credit Agreement. As used in the Amended Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Existing Credit Agreement by the terms of the Amended Credit Agreement, the Amended Credit Agreement.

(ii) Pursuant to Section 10.9 of the Amended Credit Agreement, the Requisite Lenders hereby appoint (x) Bank of America, N.A. as Collateral Agent (as successor in interest to Royal Bank of Canada in such capacity) under the Loan Documents and (y) Bank of America, N.A. as Administrative Agent (as successor in interest to Royal Bank of Canada in such capacity) under the Loan Documents.

(iii) The Requisite Lenders hereby acknowledge and agree to the provisions of the Successor Agent Agreement (the form of which is attached hereto as Exhibit F), including that the provisions of Sections 10.7 and 11.5 of the Existing Credit Agreement shall apply to all actions taken by a Resigning Agent under or in connection with the Successor Agent Agreement or the Loan Documents, whether taken before or after the Amendment Effective Date, in its capacity as an Agent under the Existing Credit Agreement or a Resigning Agent after the Amendment Effective Date.

(iv) The Requisite Lenders hereby waive the ten (10) day notice period required with respect to the resignation of the Resigning Administrative Agent and the Resigning Collateral Agent, and such resignation shall become effective as provided for in the Successor Agent Agreement.

(v) Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed in the Amended Credit Agreement.

SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent, the Issuing Lender and the Collateral Agent, as of the date hereof, as follows:

(i) the representations and warranties set forth in Section 5 of the Amended Credit Agreement are true and correct in all material respects (except to the extent made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specific date);

(ii) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the amendments requested to be made on the date hereof;

(iii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(iv) the execution, delivery and performance by the Borrower of this Amendment will not (a) violate its Organizational Document, (b) violate any Requirement of Law, Governmental Authorization or any Contractual Obligation of any Group Member or (c) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Permitted Liens), except for any violation set forth in clause (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.

SECTION 3. Amendment Agreement Effectiveness. This Amendment and the Amended Credited Agreement shall become effective as of the date set forth above on the date (the “Amendment Effective Date”) on which each of the conditions is satisfied:

(i) Executed Documents. the Administrative Agent shall have received (a) counterparts of this Amendment (including counterparts received pursuant to the Lender Consent) executed and delivered by the Borrower and the Required Lenders (the Required Lenders referred to collectively as, the “Requisite Lenders”), (b) counterparts to the Consent and Confirmation attached hereto executed and delivered by the Borrower and each Subsidiary Guarantor and (c) counterparts to that certain Successor Agent Agreement executed by the parties thereto.

(ii) Resolutions, etc. The Administrative Agent shall have received from the Borrower (a) a copy of a good standing certificate, dated a date reasonably close to the Amendment Effective Date and (b) a certificate, dated the Amendment Effective Date, duly executed and delivered by the Borrower’s Secretary as to resolutions of the Borrower’s Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(iii) Amendment Effective Date Certificate. The Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date and duly executed and delivered by a Responsible Officer of the Borrower, certifying that all of the conditions to effectiveness set forth in this Section 3 have been satisfied.

(iv) Representations and Warranties. Each of the representations and warranties made by the Borrower in Section 2 that are qualified by materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects.

(v) Amendment Fees. The Administrative Agent shall have received all fees and expenses due and payable in connection with this Amendment, as previously agreed to between the Borrower and the Administrative Agent.

(vi) Fees and Expenses. The Administrative Agent shall have received from the Borrower (a) all fees and expenses due and payable pursuant to the Amended Credit Agreement and (b) a consent fee payable for the account of each Consenting Lender, in an amount equal to 0.25% of the aggregate principal amount of Term Loans and Revolving Commitments held by such Consenting Lender as of the Amendment Effective Date.

(vii) Opinions of Counsel. The Administrative Agent shall have received a legal opinion, dated as of the Amendment Effective Date and addressed to the Administrative Agent and all Lenders from O’Melveny & Myers LLP, counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4. Effect of Amendment; No Novation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Lender, the Collateral Agent or the Administrative Agent under any Loan Documents, and, except as set forth in the Amended Credit Agreement and the other Loan Documents, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement and the other Loan Documents.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Amendment, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof.

SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

MICROSEMI CORPORATION

By:	/s/ John W. Hohener
Name:	John W. Hohener
Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page – Amendment No. 6]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Syndication Agent

By:	/s/ Bridgett J. Manduk Mowry
Name:	Bridgett J. Manduk Mowry
Title:	Vice President

BANK OF AMERICA, N.A., as Issuing Lender and Swingline Lender

By:	/s/ Marissa P. Roarty
Name:	Marissa P. Roarty
Title:	SVP

[Signature Page – Amendment No. 6]

ROYAL BANK OF CANADA, as Resigning Administrative Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

[Signature Page – Amendment No. 6]

LENDER CONSENT TO AMENDMENT NO. 6

LENDER CONSENT (this “Lender Consent”) to Amendment No. 6 (“Amendment”) to that certain Amended and Restated Credit Agreement, dated as of October 13, 2011, as amended by the Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time (the “Credit Agreement”), among Microsemi Corporation, a Delaware corporation (the “Borrower”), the lenders party thereto, Bank of America, N.A., as administrative agent (as successor in interest to Royal Bank of Canada in such capacity and in such capacity, the “Administrative Agent”) and, Bank of America, N.A. as collateral agent (as successor in interest to Royal Bank of Canada in such capacity and in such capacity, the “Collateral Agent”). Capitalized terms used by not defined herein have the meanings assigned to them in the Amendment or the Credit Agreement, as applicable.

The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be executed and delivered by a duly authorized officer.

[NAME OF INSTITUTION]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Signature Page – Lender Consent to Amendment No. 6]

Exhibit A

AMENDED AND RESTATED CREDIT AGREEMENT

among

MICROSEMI CORPORATION

as Borrower

The Several Lenders

from Time to Time Parties Hereto

~~ROYAL~~

BANK OF ~~CANADA,~~

~~as Syndication Agent~~

~~ROYAL BANK OF CANADA~~AMERICA, N.A,

as Administrative Agent

and

~~ROYAL~~ BANK OF ~~CANADA~~AMERICA, N.A.,

as Collateral Agent

Dated as of October 13, 2011 as amended by

Amendment No. 3 dated as of February 17, 2012,

Amendment No. 4 dated as of February 19, 2013 and

Amendment No. 5 dated as of March 18, 2014

Amendment No. 6 dated as of March 31, 2015

~~RBC CAPITAL MARKETS, LLC,~~MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED,

as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Page
SECTION 1.	DEFINITIONS	~~2~~2

1.1	Defined Terms	~~2~~2
1.2	Other Definitional Provisions	~~39~~41
1.3	Letter of Credit Amounts	43

SECTION 2.	AMOUNT AND TERMS OF TERM COMMITMENTS	~~40~~43

2.1	Term Commitments	~~40~~43
2.2	Procedure for Term Loan Borrowing	~~40~~43
2.3	Repayment of Term Loans	~~40~~44
2.4	Incremental Term Loans	~~41~~44
2.5	Fees	~~43~~47

SECTION 3.	AMOUNT AND TERMS OF REVOLVING COMMITMENTS	~~43~~47

3.1	Revolving Commitments	~~43~~47
3.2	Procedure for Revolving Loan Borrowing	~~44~~47
3.3	Swingline Commitment	~~44~~48
3.4	Procedure for Swingline Borrowing; Refunding of Swingline Loans	~~45~~48
3.5	Fees	~~46~~50
3.6	Termination or Reduction of Revolving Commitments	~~46~~50
3.7	L/C Commitment	~~47~~50
3.8	Procedure for Issuance, Amendment, Renewal, Extension of Letters of Credit; Certain Conditions ~~47.~~	51
3.9	Fees and Other Charges ~~48~~; Role of Issuing Lender; Applicability of ISP and UCP	52
3.10	L/C Participations	~~48~~54
3.11	Reimbursement Obligation of the Borrower	~~49~~55
3.12	Obligations Absolute	~~50~~55
3.13	Letter of Credit Payments	~~50~~56
3.14	Applications ~~50~~; Issuer Documents	56
3.15	Defaulting Lenders	~~50~~56
3.16	Incremental Revolving Commitments	~~53~~59

SECTION 4.	GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT	~~56~~61

4.1	Optional Prepayments	~~56~~61
4.2	Mandatory Prepayments	~~56~~62
4.3	Conversion and Continuation Options	~~58~~64
4.4	Limitations on Eurodollar Tranches	~~59~~64
4.5	Interest Rates and Payment Dates	~~59~~64

4.6	Computation of Interest and Fees ~~60~~; Failure to Satisfy Conditions Precedent; Obligations of Lenders Several	65
4.7	Inability to Determine Interest Rate	~~60~~66
4.8	Pro Rata Treatment; Application of Payments; Payments	~~61~~67
4.9	Requirements of Law	~~62~~68
4.10	Taxes	~~64~~70
4.11	Indemnity	~~67~~74
4.12	Change of Lending Office	~~67~~75
4.13	Replacement of Lenders	~~67~~75
4.14	Evidence of Debt	~~68~~76
4.15	Illegality	~~69~~76

SECTION 5.	REPRESENTATIONS AND WARRANTIES	~~69~~77

5.1	Financial Condition	~~69~~77
5.2	No Change	~~70~~78
5.3	Corporate Existence; Compliance with Law	~~70~~78
5.4	Power; Authorization; Enforceable Obligations	~~71~~78
5.5	No Legal Bar	~~71~~79
5.6	Litigation	~~71~~79
5.7	No Default	~~72~~79
5.8	Ownership of Property; Liens	~~72~~79
5.9	Intellectual Property	~~72~~80
5.10	Taxes	~~72~~80
5.11	Federal Regulations	~~73~~80
5.12	Labor Matters	~~73~~81
5.13	ERISA	~~73~~81
5.14	Investment Company Act; Other Regulations	~~74~~81
5.15	Subsidiaries	~~74~~81
5.16	Use of Proceeds	~~74~~82
5.17	Environmental Matters	~~74~~82
5.18	Accuracy of Information, etc.	~~75~~83
5.19	Security Documents	~~76~~83
5.20	Solvency	~~76~~84
5.21	Senior Indebtedness	~~76~~84
5.22	Certain Documents	~~77~~84
5.23	Anti-Terrorism Laws	~~77~~84
5.24	Anti-Corruption Laws	85

SECTION 6.	CONDITIONS PRECEDENT	~~77~~85

6.1	Conditions to Initial Extension of Credit	~~77~~85
6.2	Conditions to Each Extension of Credit After the Restatement Date	~~81~~89

SECTION 7.	AFFIRMATIVE COVENANTS	~~82~~90

7.1	Financial Statements	~~82~~90
7.2	Certificates; Other Information	~~83~~91

7.3	Payment of Taxes	~~85~~92
7.4	Maintenance of Existence; Compliance	~~85~~92
7.5	Maintenance of Property; Insurance	~~85~~93
7.6	Inspection of Property; Books and Records; Discussions	~~85~~93
7.7	Notices	~~85~~93
7.8	Environmental Laws	~~86~~94
7.9	[RESERVED]	~~86~~94
7.10	Post-Closing; Additional Collateral, etc.	~~86~~94
7.11	Further Assurances	~~90~~97
7.12	Rated Credit Facility; Corporate Ratings	~~90~~98
7.13	Use of Proceeds	~~90~~98
~~7.14~~	~~[RESERVED]~~	~~90~~
~~7.15~~	~~[RESERVED].~~	~~90~~

SECTION 8.	NEGATIVE COVENANTS	~~90~~98

8.1	Financial Condition Covenants	~~91~~98
8.2	Indebtedness	~~91~~99
8.3	Liens	~~92~~100
8.4	Fundamental Changes	~~94~~102
8.5	Disposition of Property	~~95~~103
8.6	Restricted Payments	~~96~~104
8.7	Investments	~~98~~105
8.8	Optional Payments and Modifications of Certain Debt Instruments	~~99~~107
8.9	Transactions with Affiliates	~~100~~107
8.10	Sales and Leasebacks	~~100~~108
8.11	Hedge Agreements	~~100~~108
8.12	Changes in Fiscal Periods; Accounting Changes	~~100~~108
8.13	Negative Pledge Clauses	~~100~~108
8.14	Clauses Restricting Subsidiary Distributions	~~101~~108
8.15	Lines of Business	~~101~~109
8.16	Issuance of Disqualified Capital Stock	~~101~~109
~~8.17~~	~~[Reserved].~~	~~102~~
~~8.18~~	~~[Reserved].~~	~~102~~

SECTION 9.	EVENTS OF DEFAULT	~~102~~109

9.1	Events of Default	~~102~~109
9.2	Remedies.	~~105~~113

SECTION 10.	THE AGENTS	~~106~~114

10.1	Appointment	~~106~~114
10.2	Delegation of Duties	~~107~~114
10.3	Exculpatory Provisions	~~107~~114
10.4	Reliance by ~~Agents~~ Administrative Agents	~~107~~ 115
10.5	Notice of Default	~~108~~116

10.6	Non-Reliance on Agents and Other Lenders	~~108~~116
10.7	Indemnification	~~109~~117
10.8	Agent in Its Individual Capacity	~~109~~117
10.9	Successor Administrative Agent; Resignation of Issuing Lender and Swingline Lender	~~109~~118
10.10	Agents Generally	110119
10.11	Lender Action	~~110~~119
10.12	Withholding Taxes	119
10.13	Administrative Agent May File Proofs of Claim; Credit Bidding	120

SECTION 11.	MISCELLANEOUS	~~111~~121

11.1	Amendments and Waivers	~~111~~121
11.2	Notices	~~114~~125
11.3	No Waiver; Cumulative Remedies	~~116~~127
11.4	Survival of Representations and Warranties	~~116~~127
11.5	Payment of Expenses and Taxes	~~116~~127
11.6	Successors and Assigns; Participations and Assignments	~~118~~129
11.7	Sharing of Payments; Set-off	~~122~~134
11.8	Counterparts	~~123~~135
11.9	Severability	~~123~~135
11.10	Integration	~~123~~135
11.11	GOVERNING LAW	~~124~~135
11.12	Submission To Jurisdiction; Waivers	~~124~~135
11.13	Acknowledgments	~~124~~136
11.14	Releases of Guarantees and Liens	~~124~~136
11.15	Confidentiality	~~125~~136
11.16	WAIVERS OF JURY TRIAL	~~125~~137
11.17	Patriot Act Notice	~~126~~137
11.18	Canadian Interest Rate	~~126~~138

ANNEX:

A	Pricing Grid

SCHEDULES:

1.1	Commitments
1.2	Existing Facilities
5.4	Consents, Authorizations, Filings and Notices
5.15	Subsidiaries
5.19(a)	UCC Filing Jurisdictions
5.19(b)	Real Property
8.2	Existing Indebtedness
8.3	Existing Liens
8.7	Existing Investments
8.14	Clauses Restricting Subsidiary Distributions

EXHIBITS:

A	Form of Assignment and Assumption
B	Form of Compliance Certificate
B-1	Form of ~~Borrowing~~Committed Loan Notice
B-2	Form of Swingline Loan Notice
C	Form of Guarantee and Collateral Agreement
D	Form of ~~Exemption~~U.S. Tax Compliance Certificate
E-1	Form of Term Note
E-2	Form of Revolving Note
E-3	Form Swingline Note
F	Form of Closing Certificate
G-1	Form of Legal Opinion of O’Melveny & Myers LLP
G-2	Form of Legal Opinion of Baker & Daniels LLP
H	Form of Control Agreement
I	Form of Intercompany Note
J	Form of Solvency Certificate
K	Form of Letter of Credit Application
L	Form of Letter of Credit
M	Form of Reaffirmation Agreement

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 13, 2011, among MICROSEMI CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), ~~ROYAL BANK OF CANADA, as syndication agent (in such capacity, the “Syndication Agent”), ROYAL BANK OF CANADA~~BANK OF AMERICA, N.A., as successor administrative agent to the Resigning Administrative Agent (as defined below) (in such capacity, and together with its successors and assigns in such capacity, the “Administrative Agent”), ~~ROYAL~~ BANK OF ~~CANADA~~AMERICA, N.A., as successor collateral agent to the Resigning Collateral Agent (as defined below) (in such capacity, and together with its successors and assigns in such capacity, the “Collateral Agent”) ~~and~~BANK OF AMERICA, N.A., as Swingline Lender and ~~ROYAL~~ BANK OF ~~CANADA~~AMERICA, N.A., as Issuing Lender.

WHEREAS, ~~the Borrower, Morgan Stanley Senior Funding, Inc., as the administrative agent (in such capacity, the “Resigning Administrative Agent”) and swingline lender, Morgan Stanley & Co. LLC, as the collateral agent (in such capacity, the “Resigning Collateral Agent”), Morgan Stanley Bank, N.A., as the issuing lender, and the lenders party thereto (the “Existing Lenders”) previously entered in that certain Amended and Restated Credit Agreement, dated as of October 13, 2011, and as amended and supplemented prior to the date hereof (the “Existing Credit Agreement”), under which the Existing Lenders extended credit to the Borrower in the form of (i) term loans in an aggregate outstanding principal amount of $646,375,000 (the “Existing Initial Term Loans”), (ii) incremental term loans in an aggregate outstanding principal amount of $149,625,000 (the “Existing Incremental Term Loans”) and (iii) commitments pursuant to a revolving credit facility (the “Existing Revolving Credit Facility”) in an aggregate principal amount of $50,000,000; WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended so as~~this Agreement was amended by Amendment No. 5 to, among other things, provide for a new tranche of term loans, which term loans ~~will replace~~replaced the Existing Initial Term Loans outstanding under ~~the Existing~~this Credit Agreement immediately prior to the Amendment No. 5 Effective Date and ~~shall be~~are Term Loans under, and for all purposes of, this Agreement;

~~WHEREAS, the Existing Incremental Term Loans shall remain outstanding under, and shall be Term Loans for all purposes of, this Agreement;~~

~~WHEREAS, the commitments under the Existing Revolving Credit Facility shall remain outstanding under, and shall be the Revolving Commitments for all purposes of, this Agreement;~~

~~WHEREAS, the Lenders are willing to make available the Term Commitments and the Revolving Commitments for such purposes on the terms and subject to the conditions set forth in this Agreement; and~~

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Acquired Person”: as defined in Section 8.2(i).

“Actel”: Actel Corporation, a corporation organized under the laws of the state of California.

“Actel Acquisition”: the collective reference to the Actel Offer (and all purchases of Actel Shares pursuant thereto) and the Actel Merger.

“Actel Acquisition Agreement”: the Agreement and Plan of Merger, dated October 2, 2010, among the Borrower, Actel MergerSub and the Actel.

“Actel Acquisition Documentation”: collectively, the Actel Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, including, without limitation, the Actel Offer Documents.

“Actel Closing Date Material Adverse Effect”: any event, occurrence, condition, circumstance, development, state of facts, change, or effect since July 4, 2010 that is materially adverse to the business, financial condition, assets, properties, liabilities or results of operations of Actel and its subsidiaries, taken as a whole; provided, that after the date of the Actel Acquisition Agreement none of the following shall be taken into account in determining whether there has been an Actel Closing Date Material Adverse Effect: (i) changes in the industry in which Actel or its subsidiaries operates; (ii) changes in the general economic, political or business conditions within the U.S. or other jurisdictions in which Actel has operations; (iii) general changes in the economy or the financial, credit or securities markets (including in interest rates, exchange rates, stock, bond and/or debt prices or terms) of the United States or any other region outside of the United States; (iv) earthquakes, fires, floods, hurricanes, tornadoes or similar catastrophes, or acts of terrorism, war, sabotage, national or international calamity, military action or any other similar event or any change, escalation or worsening thereof after the Original Closing Date; (v) any change in GAAP or any change in Laws (as defined in the Actel Acquisition Agreement) applicable to the operation of the business of Actel and its subsidiaries; (vi) any Effect (as defined in the Actel Acquisition Agreement), including loss of customers or employees of Actel and its subsidiaries, resulting from the announcement or pendency of the Transactions (as defined in the Actel Acquisition Agreement); (vii) any decline in the market price, or change in trading volume, of the capital stock of Actel, or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; provided that the underlying causes of such decline, change or failure may be considered in determining whether there was an Actel Closing Date Material Adverse Effect; or (viii) any actions taken, or failure to take any action, in each case, to which Parent (as defined in the Actel Acquisition Agreement) or Purchaser (as defined in the Actel Acquisition Agreement) has expressly approved, consented or requested or that is required or prohibited by the Actel Acquisition Agreement; provided that an Effect described in any of clauses (i)-(iii) and (v) may be taken into account to the extent Actel and its subsidiaries are disproportionately affected thereby relative to other peers of Actel and its subsidiaries in the same industries in which Actel and its subsidiaries operate.

“Actel Confidential Information Memorandum”: the Confidential Information Memorandum dated October 8, 2010 and furnished to the Lenders in connection with the syndication of the Facilities.

“Actel Merger”: as “Merger” is defined in the Actel Acquisition Agreement.

“Actel Merger Closing Date”: the closing date of the Actel Merger.

“Actel MergerSub”: Artful Acquisition Corporation, a California corporation and Wholly Owned Subsidiary of the Borrower.

“Actel Offer”: as “Offer” is defined in the Actel Acquisition Agreement.

“Actel Offer Documents”: as “Offer Documents” is defined in the Actel Acquisition Agreement.

“Actel Share” or “Actel Shares”: as “Shares” is defined in the Actel Acquisition Agreement.

“Adjustment Date”: as defined in the Pricing Grid.

“Administrative Agent”: as defined in the preamble to this Agreement.

“Administrative Agent Parties”: as defined in Section 11.2(c).

“Affected Lender”: as defined in Section 4.13.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Related Parties”: the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender and any of their respective Affiliates and the partners, officers, directors, employees, agents, trustees, advisors or representatives of the foregoing.

“Agents”: the collective reference to ~~the Syndication Agent,~~ the Collateral Agent, the Administrative Agent and the Lead Arranger, which term shall include, for purposes of Section 10 and 11.5 only, the Issuing Lender and the Swingline Lender.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans, (b) the amount of such Lender’s Term Commitment then in effect and (c) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, giving effect to any assignments.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage (carried out to the ninth decimal place)) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: this Credit Agreement.

“Amendment No. 2”: that certain Amendment No. 2 to the Credit Agreement, dated as of the Restatement Date, by and among the Borrower, the agents party thereto and the lenders party thereto.

“Amendment No. 5”: that certain Amendment No. 5 to the Credit Agreement, dated as of the Amendment No. 5 Effective Date, by and among the Borrower, the agents party thereto, each New Term Lender and the Required Lenders.

“Amendment No. 5 Effective Date”: March 18, 2014.

“Amendment No. 6”: that certain Amendment No. 6 to the Credit Agreement, dated as of the Amendment No. 6 Effective Date, by and among the Borrower, the agents party thereto and the lenders party thereto.

“Amendment No. 6 Effective Date”: March 31, 2015.

“Anti-Terrorism Laws”: Executive Order No. 13224, the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, the laws administered by the United States Treasury Department’s Office of Foreign Asset Control, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable foreign anti-money laundering, anti-terrorist financing laws and sanctions of Governmental Authorities (each as from time to time in effect).

“Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	Eurodollar Loans	Base Rate Loans
Revolving Loans and Swingline Loans	4.50%	3.50%
Term Loans (other than the Existing Incremental Term Loans)	2.50%	1.50%
Existing Incremental Term Loans	2.75%	1.75%

; provided, that, on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Restatement Date, the Applicable Margin with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid.

“Application”: an application~~, substantially in the form of Exhibit K or such other form as the Issuing Lender may specify as the form for use by its similarly situated customers from time to time, requesting the Issuing Lender to open a Letter of Credit~~ and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

“Approved Fund”: with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans, or similar extensions of credit in the ordinary course and is administered or managed by (a) such Lender, (b) an Affiliate of such Lender, or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property, including, without limitation, any issuance of Capital Stock of any Subsidiary of the Borrower to a Person other than to the Borrower or a Subsidiary of the Borrower (excluding in any case any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g), (j), (k) and (l) of Section 8.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds).

“Assignee”: as defined in Section 11.6(b).

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, and, if applicable, the Borrower, substantially in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Assignment Effective Date”: as defined in Section 11.6(d).

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided that, in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 3.5(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Base Rate”: for any day~~,~~ a fluctuating rate per annum equal to the ~~greatest~~highest of (a~~) the Prime Rate in effect on such day, (b~~) the Federal Funds ~~Effective~~ Rate ~~in effect on such day~~ plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) the Eurodollar Base Rate ~~for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day)~~ plus 1.00% and (d) in the case of any Term Loans, 1.75%~~.~~; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this

Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate.

“Benefitted Lender”: as defined in Section 11.7(a).

“Blocked Amount”: at any time, the aggregate cash consideration (after giving effect to any purchase of Actel Shares pursuant to the Actel Offer) required to consummate the Actel Merger in accordance with the Actel Acquisition Agreement at such time.

“Blocked Person”: as defined in Section 5.23(b).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble to this Agreement.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Canadian Benefit Plans”: all employee benefit plans, including Canadian Retiree Benefit Plans, of any nature or kind whatsoever (other than Canadian Pension Plans and any statutory plans that Zarlink, or any Subsidiary thereof is required to comply with, including the Canada/Quebec Pension Plan and plans administered pursuant to applicable provincial health tax, workers’ compensation and workers’ safety and employment insurance legislation) that are maintained or contributed to by Zarlink and any Subsidiary thereof organized under the laws of Canada or any province thereof.

“Canadian Multiemployer Pension Plan”: any multiemployer pension plan, including specified multiemployer pension plans, as defined under applicable Canadian law.

“Canadian Pension Plans”: all Canadian defined benefit or defined contribution pension plans that are considered to be pension plans for the purposes of, and are required to be registered under, the ITA or any applicable pension benefits standards statute or regulation in Canada and that are established, maintained or contributed to by Zarlink or any Subsidiary thereof organized under the laws of Canada or any province thereof for its current or former employees.

“Canadian Retiree Benefit Plans”: all plans or arrangements which provide health, dental, or any other benefits to employees who have retired or terminated from employment with Zarlink or any Subsidiary thereof organized under the laws of Canada or any province thereof for its current or former employees; the term “Canadian Retiree Benefit Plan” shall not include any statutory plans with which Zarlink, or any Subsidiary thereof is required to comply, including the Canada/Quebec Pension Plan and plans administered pursuant to applicable provincial health tax, workers’ compensation and workers’ safety and employment insurance legislation.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries but excluding (a) expenditures financed with any Reinvestment Deferred Amount, (b) expenditures made in cash to fund the purchase price for assets acquired in Permitted Acquisitions, the Actel Acquisition or the Zarlink Acquisition or incurred by the Person acquired in the Permitted Acquisition, the Actel Acquisition or the Zarlink Acquisition prior to (but not in anticipation of) the closing of such Permitted Acquisition, the Actel Acquisition or the Zarlink Acquisition and (c) expenditures made with cash proceeds from any issuances of Capital Stock of any Group Member or contributions of capital made to the Borrower.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock or shares of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that Capital Stock shall not include any debt securities that are convertible into or exchangeable for any of the foregoing Capital Stock.

“Cash Collateralize”: (a) in respect of an obligation, provide and pledge cash collateral in Dollars, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, and (b) in respect of L/C Obligations under Letters of Credit, either the deposit of cash collateral in an amount equal to 105% of such outstanding L/C Obligations or the delivery of a “backstop” Letter of Credit reasonably satisfactory to the Issuing Lender (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one (1) year or less from the date of acquisition issued by any Lender, any Qualified Counterparty to a Specified Cash Management Agreement or

by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $1,000,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one (1) year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $3,000,000,000; or (h) in the case of any Foreign Subsidiary, high quality, short term liquid investments made by such Foreign Subsidiary in the ordinary course of managing its surplus cash position in investments of similar quality as those described in clauses (a) through (g) above.

“Cash Management Agreement”: any agreement for the provision of Cash Management Services.

“Cash Management Services”: (a) cash management services, including treasury, depository, overdraft, electronic funds transfer and other cash management arrangements and (b) commercial credit card and merchant card services.

“Change of Control”: an event or series of events by which:

(a) ~~(a)~~ any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b~~) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); (c~~) a “change of control” or similar provision as set forth in any indenture or other instrument evidencing any Material Indebtedness of a Group Member has occurred obligating any Group Member to repurchase, redeem or repay all or any part of the Indebtedness provided for therein provided that, a Change of Control triggered under the Zarlink Debentures as a result of the Zarlink Offer or the Zarlink Acquisition shall not constitute a Change of Control for purposes hereof.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent”: as defined in the preamble to this Agreement.

“Commitment”: any Term Commitment or Revolving Commitment of any Lender.

“Commitment Fee Rate”: as determined pursuant to the Pricing Grid.

“Committed Loan Notice”: a notice of (a) a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.1, (b) a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 3.1, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Loans, pursuant to Section 4.3, which shall be substantially in the form of Exhibit B-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Communications”: as defined in Section 11.2(b).

“Compliance Date”: the last day of any fiscal quarter, beginning with the fiscal quarter ended on March 31, 2013, if either (1) the aggregate outstanding L/C Obligations of the Borrower as of such date exceed $10,000,000 or (2) any Revolving Loans or Swingline Loans are outstanding as of such date; provided that, for purposes of determining whether or not a Compliance Date has occurred with respect to clause (1) above, L/C Obligations shall exclude all Letters of Credit that are Cash Collateralized.”

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Conduit Financing Arrangement”: as defined in Section 4.10(g).

“Conduit Lender”: any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 4.9, 4.10, 4.11 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

“Consolidated EBITDA”: means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, without duplication, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense for such period, (v) all nonrecurring cash expenses and charges, (vi) any restructuring charges and any losses on related sales of personal and real property, including any charges and losses incurred in connection with the closure of any operational facilities of the Borrower and its Subsidiaries for such period, (vii) non-cash purchase accounting adjustments, (viii) customary costs and expenses incurred in connection with the Transactions, (ix) all customary costs and expenses incurred or paid in connection with Investments (including Permitted Acquisitions) whether or not such Investment is consummated, including, without limitation, the Actel Acquisition and the Zarlink Acquisition, (x) all customary costs and expenses incurred in connection with the issuance, prepayment or amendment or refinancing of Indebtedness permitted hereunder or issuance of Capital Stock, including, without limitation, the Actel Acquisition and the Zarlink Acquisition, (xi) other expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and (xii) the aggregate net loss on the Disposition of property (other than accounts (as defined in the Uniform Commercial Code) and inventory) outside the ordinary course of business, and less (b) the following to the extent added in calculating such Consolidated Net Income (A) all interest income for such period, (B) all income tax benefits included in Consolidated Net Income for such period, (C) non-cash purchase accounting adjustments, (D) the aggregate net gain from the Disposition of property (other than accounts (as defined in the Uniform Commercial Code) and inventory) outside the ordinary course of business, all as determined on a consolidated basis and (E) all non-cash items increasing Consolidated Net Income which do not represent a cash item in such period or any future period. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (x) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, in each case assuming the repayment of Indebtedness in connection therewith occurred as of the first day of such Reference Period and (y) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means the Actel Acquisition, the Zarlink Acquisition (if the Zarlink Offer is consummated) and any other acquisition of property or series of related acquisitions of property that (1) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (2) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $3,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $3,000,000.

“Consolidated Fixed Charge Coverage Ratio”: for any period of four consecutive fiscal quarters, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”: for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) scheduled amortization payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled amortization principal payments in respect of the Term Loans but excluding the Revolving Loans), (c) income taxes paid in cash during such period, (d) Capital Expenditures paid in cash during such period (excluding the principal amount of Indebtedness incurred during such period to finance such expenditures, but including any repayments of any Indebtedness incurred during such period or any prior period to finance such expenditures), and (e) Restricted Payments pursuant to Sections 8.6(e) and (f) paid in cash during such period.

“Consolidated Funded Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP excluding (a) Indebtedness of the type described in clause (f) of the definition of such term, except to the extent of any unreimbursed drawings thereunder and (b) Indebtedness of the type described in clause (g) of the definition of such term.

“Consolidated Interest Expense”: for any period, the excess of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing), determined in accordance with GAAP, over (b) income (net of costs) and net costs under Hedge Agreements in respect of interest rates to the extent such net income is allocable to such period in accordance with GAAP, but excluding, to the extent related to the Transactions, debt issuance costs and debt discount or premium, properly classified as an interest expense under GAAP.

“Consolidated Leverage Ratio”: at any date, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 7.1).

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document), its Organizational Documents or Requirement of Law applicable to such Subsidiary.

“Consolidated Total Assets”: the total amount of assets of the Borrower and its consolidated Subsidiaries (less applicable valuation reserves), as set forth on the most recent financial statements delivered pursuant to Sections 7.1(a) and (b).

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreements”: the Control Agreements to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit H, or otherwise in a form reasonably acceptable to the Administrative Agent.

“Corporate Family Rating”: an opinion issued by Moody’s of a corporate family’s ability to honor all of its financial obligations that is assigned to a corporate family as if it had a single class of debt and a single consolidated legal entity structure.

“Corporate Rating”: an opinion issued by S&P of an obligor’s overall financial capacity (its creditworthiness) to pay its financial obligations.

“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Requirements of Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: at any time, any Lender that (a) has failed for three (3) or more Business Days to comply with its obligations under this Agreement to make a Loan, make a payment to the Issuing Lender in respect of any Letter of Credit and/or make a payment to the Swingline Bank in respect of a Swingline Loan (each a “funding obligation”), (b) has notified the Administrative Agent, the Borrower or any other Lender, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on its funding obligations under any other loan agreement or credit agreement, (c) such Lender has, for three (3) or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (d) a Lender Insolvency Event has occurred and is continuing with respect to such Lender (provided that neither the reallocation of funding obligations provided for in Section 3.15(c) as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender); provided that (i) the Administrative Agent and the Borrower may declare (A) by joint notice to the Lenders that a Defaulting Lender is no longer a “Defaulting Lender” or (B) that a Lender is not a Defaulting Lender if in the case of both clauses (A) and (B) the Administrative Agent and the Borrower each determines, in its sole respective discretion, that (x) the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply or (y) it is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof. ~~The~~Any determination by the Administrative Agent ~~will promptly send to all parties hereto a notice when it becomes aware~~ that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.15(c)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Issuing Lender, the Swingline Lender and each other Lender promptly following such determination.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock that is not Qualified Capital Stock.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower that is a “United States Person,” as defined in the Code, other than a Foreign Subsidiary.

“Earn-Out Obligations”: those certain unsecured obligations of the Borrower or any Subsidiary arising in connection with any acquisition of assets or businesses permitted under Section 8.7 to the seller of such assets or businesses and the payment of which is dependent on the future earnings or performance of such assets or businesses and contained in the agreement relating to such acquisition or in an employment agreement delivered in connection therewith; provided that all Earn-Out Obligations will be in form reasonably satisfactory to the Administrative Agent.

“ECF Percentage”: 50%; provided, that, with respect to each fiscal year of the Borrower commencing with the fiscal year ending September 27, 2015, the ECF Percentage shall be reduced to 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.00 to 1.0.

“Eligible Assignee”: any Assignee permitted by and consented to in accordance with Section 11.6(b); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (a) the Borrower or any of its Subsidiaries or (b) any natural person.

“Environmental Laws”: any and all applicable foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

~~“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System~~.

“Eurodollar Base Rate”:

~~“Eurodollar Base Rate”: with respect to each day during each~~(a) for any Interest Period ~~pertaining~~with respect to a Eurodollar Rate Loan, the rate per annum ~~offered for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M~~equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London~~, England~~ time, two ~~(2)~~ Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period ~~or (b) if no such offered rate exists, such rate will be the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M., London, England time, two (2) Business Days prior to the first day in the applicable Interest Period by major financial institutions reasonably satisfactory to the Administrative Agent in the London interbank market for such interest period and for an amount equal or comparable to the principal amount of the Loans to be borrowed, converted or continued as Eurodollar Rate Loans on such date of determination.~~) with a term equivalent to such Interest Period; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum equal to the greater of (a) in the case of the Term Loans, 0.75% and (b) a rate per annum determined ~~for such day in accordance with~~by the Administrative Agent pursuant to the following formula ~~(rounded upward to the nearest 1/100th of 1%~~):

Eurodollar Base Rate
1.00 - ~~Eurocurrency~~Eurodollar Reserve ~~Requirements~~Percentage

“Eurodollar Reserve Percentage”: for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 9.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures and permitted Investments (including Permitted Acquisitions) (excluding (x) the principal amount of Indebtedness (other than Revolving Loans) incurred to finance such expenditures (but including repayments of any such Indebtedness incurred during such period or any prior period to the extent such repaid amounts may not be reborrowed) and (y) any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) increases in Consolidated Working Capital for such fiscal year, (v) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), (vi) Restricted Payments made by any Group Member in cash to a Person other than another Group Member, (vii) customary fees, expenses or charges paid in cash related to any permitted Investments (including

Permitted Acquisitions) and Dispositions permitted under Section 8.5 hereof and (viii) any premium paid in cash during such period in connection with the prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity of Indebtedness permitted to be prepaid, redeemed, purchased, defeased or satisfied hereunder.

“Excess Cash Flow Application Date”: as defined in Section 4.2(c).

“Excess Cash Flow Payment Period”: with respect to the prepayment required on each Excess Cash Flow Application Date, the immediately preceding fiscal year of the Borrower.

“Exchange Act”: as defined in Section 7.2(d).

“Excluded Indebtedness”: all Indebtedness permitted by Section 8.2.

“Excluded Swap Obligation”: with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes”: as defined in Section 4.10(a).

~~“Existing Credit Agreement”: as defined in the recitals to this Agreement.~~

“Existing Facilities”: the Indebtedness and existing credit facilities of the Borrower and its Subsidiaries (other than Zarlink and its Subsidiaries) set forth on Schedule 1.2.

“Existing Incremental Term Loans”: ~~as defined in the recitals to~~incremental term loans made under this Agreement~~.~~ prior to the Amendment No. 5 Effective Date, of which, as of immediately prior to the Amendment No. 5 Effective Date, $149,625,000 were outstanding.

“Existing Initial Term Loans”: ~~as defined in the recitals to this Agreement~~term loans made under this Agreement prior to the Amendment No. 5 Effective Date, of which, as of immediately prior to the Amendment No. 5 Effective Date, $646,375,000 were outstanding.

~~“Existing Lenders”: as defined in the recitals to this Agreement.~~

~~“Existing Revolving Credit Facility”: as defined in the recitals to this Agreement.~~

“Facility”: each of (a) the Term Facility (including, if applicable, any Incremental Term Facility) and (b) the Revolving Facility (including, if applicable, any Incremental Revolving Facility).

“FATCA”: as defined in Section 4.10.

“Federal Funds ~~Effective~~ Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal ~~Funds~~funds transactions with members of the Federal Reserve System arranged by Federal ~~Funds~~funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate ~~quoted to the Administrative Agent~~(rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent ~~in a commercially reasonable manner~~.

“Fee Letter”: that certain Fee Letter, dated as of the Amendment No. ~~5~~6 Effective Date among the Borrower and ~~Royal~~ Bank of ~~Canada.~~America, N.A.1

“FEMA”: the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Covenants”: the financial condition covenants set forth in Section 8.1 hereof.

“Financial Covenant Event of Default”: as defined in Section 9.1(c).

“First Amendment Effective Date”: March 2, 2011.

“Foreign Lender”: (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pledge Agreement”: a pledge or charge agreement with respect to the Collateral that constitutes Capital Stock of a Foreign Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent (for the avoidance of doubt, no pledge or charge agreement shall be provided with respect to the Capital Stock of a Foreign Subsidiary except for a pledge of no more than 65% of the voting Capital Stock of a Foreign Subsidiary owned directly by an entity organized in any jurisdiction in the United States).

[1]	To set forth administrative agent fees.

“Foreign Subsidiary”: (a) any Subsidiary of the Borrower that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code or (b) any other Subsidiary of the Borrower for so long as such Subsidiary would not be able to execute a guaranty or pledge without creating an investment in “United States property” (within the meaning of Section 956 of the Code) that could give rise to taxable income for any Loan Party pursuant to Section 956 of the Code. For purposes hereof, any Subsidiary of a Foreign Subsidiary shall be deemed to be a Foreign Subsidiary, unless otherwise mutually agreed between the Administrative Agent and the Borrower.

“Fourth Amendment Effective Date”: February 19, 2013.

“Funded Debt”: as to any Person, without duplication, all Indebtedness (excluding (a) Indebtedness of the type described in clause (f) of the definition of such term, except to the extent of any unreimbursed drawings thereunder, and (b) Indebtedness of the type described in clause (g) of the definition of such term) of such Person that matures more than one (1) year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one (1) year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“Funding Office”: the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States (or, as it relates to any Subsidiary of the Borrower organized under the laws of Canada or any province thereof, generally accepted accounting principles in Canada) as in effect on the date hereof or otherwise as provided in Section 1.2(e) and changes to these principles occurring after the date hereof that would not, in the reasonable determination of the Administrative Agent, cause adverse consequences to the Borrower in connection with the terms of this Agreement; provided that any change in GAAP occurring after the Restatement Date that relates to capital leases shall not be applicable hereto.

“Governmental Authority”: any nation or government, any state or provincial or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any securities exchange.

“Governmental Authorization”: all laws, rules, regulations, authorizations, consents, decrees, permits, licenses, waivers, privileges, approvals from and filings with all Governmental Authorities necessary in connection with any Group Member’s business.

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit C.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hedge Agreements”: any agreement with respect to any cap, swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement.

“Immaterial Subsidiary”: each Subsidiary of the Borrower now existing or hereafter acquired or formed and each successor thereto, (a) which accounts for not more than 5.0% of (i) the consolidated gross revenues (after intercompany eliminations) of the Borrower and its Subsidiaries or (ii) the consolidated assets (after intercompany eliminations) of the Borrower and its Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter as reflected on the financial statements for such quarter after giving pro forma effect to the Actel Acquisition and, if applicable, the Zarlink Acquisition; and (b) if the Subsidiaries that constitute Immaterial Subsidiaries pursuant to clause (a) above account for, in the aggregate, more than 15% of such consolidated gross revenues and more than 15% of the consolidated assets, each as described in clause (a) above, then the term “Immaterial Subsidiary” shall not include each such Subsidiary (starting with the Subsidiary that accounts for the most consolidated gross revenues or consolidated assets and then in descending order) necessary to account for at least 85% of the consolidated gross revenues and 85% of the consolidated assets, each as described in clause (a) above; provided that, notwithstanding anything herein to the contrary, (a) PowerDsine, Inc. shall be an Immaterial Subsidiary , (b) Zulu Acquisition Co., LLC shall be an Immaterial Subsidiary for the sixty (60) days following the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date (or the Zarlink Offer Extension Closing Date on which the balance of the outstanding Zarlink Shares are acquired by Zulu Acquisition Co., LLC), as the case may be, it being understood and agreed, that in the event Zulu Acquisition Co., LLC continues to be a direct or indirect parent of Zarlink after the end of such period, Zulu Acquisition Co., LLC shall no longer be deemed to be an Immaterial Subsidiary and (c) Zarlink and its Subsidiaries shall be deemed to be Immaterial Subsidiaries for all purposes hereof until sixty (60) days following the occurrence of the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be.

“Increase Term Joinder”: as defined in Section 2.4.

“Increase Revolving Joinder”: as defined in Section 3.16.

“Incremental Lender”: any Person that makes a Loan pursuant to Section 2.4 or 3.16, or has a commitment to make a Loan pursuant to Section 2.4 or 3.16.

“Incremental Revolving Commitment”: as defined in Section 3.16.

“Incremental Revolving Facility”: as defined in Section 3.16.

“Incremental Revolving Loans”: as defined in Section 3.16.

“Incremental Term Facility”: as defined in Section 2.4.

“Incremental Term Loans”: as defined in Section 2.4.

“Incremental Term Loan Commitment”: as defined in Section 2.4

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (including Earn Out Obligations but excluding current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a)

through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 8.2 and 9.1(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of clause (j) above (including as such clause applies to Section 9.1(e)), the principal amount of Indebtedness in respect of Hedge Agreements shall equal the amount that would be payable (giving effect to netting) at such time if such Hedge Agreement were terminated.

“Indemnified Liabilities”: as defined in Section 11.5.

“Indemnitee”: as defined in Section 11.5.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: collectively, all United States and foreign (a) patents, patent applications, certificates of inventions, industrial designs (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all inventions described and claimed therein, and reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto; (b) trademarks, service marks, certification marks, tradenames, slogans, logos, trade dress, Internet Domain Names , and other source identifiers, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof, together with any and all registrations and applications for any of the foregoing, goodwill connected with the use thereof and symbolized thereby, and reissues, continuations, extensions and renewals thereof and amendments thereto; (c) copyrights (whether statutory or common law, whether established, registered or recorded in the United States or any other country or any political subdivision thereof, and whether published or unpublished), copyrightable subject matter, and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all registrations and applications therefor, and renewals and extensions thereof and amendments thereto; (d) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (“Software”); (e) trade secrets and proprietary or confidential information, data and databases, know-how and proprietary processes, designs, inventions, and any other similar intangible rights, to the extent not covered by the foregoing, whether statutory or common law, whether registered or unregistered, and whether established or registered in the United States or any other country or any political subdivision thereof; (f) income, fees, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages, claims and payments for past, present or future infringements, misappropriations or other violations thereof, (g) rights and remedies to sue for past, present and future infringements, misappropriations and other violations of any of the foregoing, and (h) rights, priorities, and privileges corresponding to any of the foregoing or other similar intangible assets throughout the world.

“Intellectual Property Security Agreements”: an intellectual property security agreement or such other agreement, as applicable, pursuant to which each Loan Party which owns any material Intellectual Property grants to the Collateral Agent, for the benefit of the Secured Parties a security interest in such Intellectual Property, in form and substance reasonably satisfactory to the Administrative Agent.

“Intercompany Note”: the Intercompany Note executed and delivered by each Group Member, substantially in the form of Exhibit I.

“Interest Payment Date”: (a) as to any Base Rate Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three (3) months, each day that is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be paid.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or if available to all Lenders under the relevant Facility, ~~nine or~~ twelve months) thereafter, as selected by the Borrower in its ~~notice of borrowing or notice of conversion, as the case may be, given with respect thereto~~Committed Loan Notice; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or if available to all Lenders under the relevant Facility, ~~nine or~~ twelve months) thereafter, as selected by the Borrower ~~by irrevocable notice~~in its Committed Loan Notice to the Administrative Agent no later than 12:00 Noon, New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) ~~if~~ any Interest Period that would otherwise end on a day that is not a Business Day~~, such Interest Period~~ shall be extended to the next succeeding Business Day unless, in the ~~result of such extension would be to carry such Interest Period into~~case of a Eurodollar Loan, such Business Day falls in another calendar month, in which ~~event~~case such Interest Period shall end on the ~~immediately~~next preceding Business Day;

(ii) ~~the Borrower may not select an~~no Interest Period ~~under a particular Facility that would~~shall extend beyond the Revolving Termination Date or beyond the applicable Term Loan Maturity Date, as the case may be; and

(iii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of ~~a~~the calendar month at the end of such Interest Period.

“Internet Domain Names”: all Internet domain names and associated URL addresses.

“Investments”: as defined in Section 8.7.

“ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents”: with respect to any Letter of Credit, the Application, and any other document, agreement and instrument entered into by the Issuing Lender and the Borrower (or any Subsidiary) or in favor of the Issuing Lender and relating to such Letter of Credit.

“Issuing Lender”: ~~Royal~~ Bank of ~~Canada~~America, N.A., in its capacity as issuer of any Letter of Credit and/or such other Lender or Affiliate of a Lender as the Borrower may select as the Issuing Lender hereunder pursuant to this Agreement.

“ITA”: the Income Tax Act (Canada), as amended, and any regulations promulgated thereunder.

“Junior Financing”: any Junior Indebtedness or any other Indebtedness of the Borrower or any Subsidiary that is required to be subordinated in payment, lien priority or any other manner to the Obligations.

“Junior Financing Documentation”: any documentation governing any Junior Financing.

“Junior Indebtedness”: Indebtedness of any Person so long as (a) such Indebtedness shall not require any amortization prior to the date that is six months following the latest Term Loan Maturity Date; (b) the weighted average maturity of such Indebtedness shall occur after the date that is six (6) months following the latest Term Loan Maturity Date; (c) the mandatory prepayment provisions, affirmative and negative covenants and financial covenants shall be no more restrictive, taken as a whole, than the provisions set forth in the Loan Documents; (d) the other terms and conditions of such Indebtedness shall be reasonably satisfactory to the Administrative Agent; (e) such Indebtedness is either unsecured, Subordinated Indebtedness or Second Lien Indebtedness; (f) if such Indebtedness is Subordinated Indebtedness or Second Lien Indebtedness, the other terms and conditions thereof shall be satisfied; (g) if such Indebtedness is incurred by a Loan Party, such Indebtedness may be guaranteed by another Loan Party so long as (i) such Loan Party shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee and Collateral Agreement and (ii) if the Indebtedness being guaranteed, or the Lien thereof, is subordinated to the Obligations, such guarantee, or any Lien securing it, shall be subordinated to the guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness; and (h) if such Indebtedness is incurred by a Subsidiary that is not a Loan Party, subject to Section 8.7(g), such Indebtedness may be guaranteed by another Group Member.

“L/C Commitment”: $25,000,000.

“L/C Exposure”: as to any Lender, its pro rata portion of the L/C Obligations.

“L/C Fee Payment Date”: the fifth Business Day following the last day of each March, June, September and December and the last day of the Revolving Availability Period.

“L/C Obligations”: as at any ~~time~~date of determination, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender.

“Lead Arranger”: ~~RBC Capital Markets, LLC~~Morgan Stanley Senior Funding Inc., from and including the Restatement Date to the Amendment No. 5 Effective Date; Royal Bank of Canada, from and including the Amendment No. 5 Effective Date to the Amendment No. 6 Effective Date; and Merrill Lynch, Pierce, Fenner and Smith Incorporated, from and including the Amendment No. 6 Effective Date, in each case, in its capacity as lead arranger under this Agreement during the applicable period.

“Lender Insolvency Event”: (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lenders”: each Revolving Lender, Term Lender and Incremental Lender; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letters of Credit”: as defined in Section 3.7(a).

“Lien”: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquidity”: the sum of (a) cash and Cash Equivalents held by the Borrower and its Subsidiaries, plus (b) so long as the Borrower is able to satisfy the conditions to borrowing set forth in clauses (a) and (b) of Section 6.2, the Available Revolving Commitments.

“Loan”: any loans and advances made by the Lenders pursuant to this Agreement or any Increase Term Joinder or Increase Revolving Joinder, including Swingline Loans.

“Loan Documents”: this Agreement, the Security Documents, the Notes ~~and~~, the Fee Letter and each Issuer Document.

“Loan Party”: each of the Borrower and the Subsidiary Guarantors.

“Majority Facility Lenders”: the holders of more than 50% of (a) with respect to the Term Facility, the aggregate unpaid principal amount of the outstanding Term Loans plus the aggregate principal amount of Term Commitments and (b) with respect to the Revolving Facility, the Total Revolving Extensions of Credit outstanding under the Revolving Facility (or, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

“Margin Stock”: shall have the meaning provided in Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.

“Material Adverse Effect”: means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Indebtedness”: of any Person at any date, Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Rate”: as defined in Section 4.5(e).

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgaged Properties”: the real properties as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Mortgages”: any mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or held in escrow or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received and net of costs, amounts and taxes set forth below), net of (i) attorneys’ fees, accountants’ fees and investment banking fees, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), (iii) other customary fees and expenses actually incurred in connection therewith, (iv) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (v) amounts provided as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in an Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale), provided that such amounts shall be considered Net Cash Proceeds upon release of such reserve; provided that no proceeds shall constitute Net Cash Proceeds under this clause (a) at any time until the aggregate amount of all such proceeds at such time shall exceed $5,000,000, and (b) in connection with any issuance or sale of Capital Stock, any capital contribution or any incurrence of Indebtedness, the cash proceeds received from such issuance, contribution or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Term Lender”: each Lender that has a Term Commitment or holds a New Term Loan.

“New Term Loans”: as defined in Section 2.1.

“Non-Consenting Lenders”: as defined in Section 11.1.

“Non-Defaulting Lender”: at any time, a Lender that is not a Defaulting Lender.

“Non-Excluded Taxes”: Taxes other than Excluded Taxes and Other Taxes.

“Non-U.S. Lender”: as defined in Section 4.10(d).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to any Agent or to any Lender (or, in the case of Specified Hedge Agreements or Specified Cash Management Agreements, any Qualified Counterparty) or any Affiliate of any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (a) notwithstanding the foregoing or anything to the contrary contained in any Specified Hedging Agreement, Specified Cash Management Agreement or in this Agreement or any other Loan Document, Obligations of the Borrower or any other Loan Party under or in respect of any Specified Hedge Agreement or any Specified Cash Management Agreement shall constitute Obligations secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements or Specified Cash Management Agreements; provided, however, subject to the foregoing, nothing herein shall limit the rights of any Qualified Counterparty set forth in such Specified Hedge Agreement; provided, further, that in no event shall “Obligations” include any Excluded Swap Obligation.

“Organizational Documents”: as to any Person, the Certificate of Incorporation, Certificate of Formation, By Laws, Limited Liability Company Agreement, Partnership Agreement or other similar organizational or governing documents of such Person.

“Original Closing Date”: November 2, 2010.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent Company”: with respect to a Lender, the bank holding company (as defined in Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant”: as defined in Section 11.6(e).

“Participant Register”: as defined in Section 11.6(f).

“Patriot Act”: the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Acquisition”: any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided:

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(c) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Capital Stock in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Borrower in connection with such acquisition shall be owned 100% by the Borrower or a Subsidiary thereof or the Borrower or a Subsidiary thereof shall have offered to purchase 100% of such Capital Stock, and the Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Borrower, each of the actions set forth in Sections 7.10 and 7.11, as applicable, within the time period(s) set forth therein;

(d) so long as any Revolving Loan or Revolving Commitment is outstanding, unless the Majority Facility Lenders under the Revolving Facility otherwise agree, the Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 8.1 (assuming for this purpose that a Compliance Date has occurred) on a pro forma basis after giving effect to such acquisition as if such acquisition had occurred on the first day of the most recent period of four (4) consecutive fiscal quarters in respect of which the Consolidated Leverage Ratio has been tested in accordance with Section 8.1(a);

(e) the Borrower shall have delivered to the Administrative Agent at least five (5) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 8.1 to the extent such compliance is required under clause (d) above and compliance with clause (g) below, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition, any other information reasonably required to demonstrate compliance with Section 8.1 and, if the total consideration paid in connection with such Permitted Acquisition (including any Earn-Out Obligations and any Indebtedness of any Acquired Person that is assumed by the Borrower or any of its Subsidiaries following such acquisition) exceeds $300,000,000, appropriate revisions to the projections included in the Actel Confidential Information Memorandum, or, if Projections have been provided pursuant to Section 7.2(c), appropriate revisions to such Projections, in each case after giving effect to such acquisition (such revised projections or Projections to be accompanied by a certificate of a Responsible Officer of the Borrower stating that such revised projections or Projections are based on estimates, information and assumptions set forth therein and otherwise believed by such Responsible Officer of the Borrower to be reasonable at such time (it being recognized that such revised projections or Projections relate to future events and are not to be viewed as fact and that actual results during the period covered thereby may differ from such revised projections or Projections by a material amount));

(f) any Person or assets or division as acquired in accordance herewith shall be in substantially the same business or lines of business in which the Borrower and/or its Subsidiaries are engaged, or are permitted to be engaged as provided in Section 8.15, as of the time of such acquisition; and

(g) the total consideration paid in connection with all Permitted Acquisitions (including any Earn-Out Obligations but excluding any Indebtedness of any Acquired Person that is assumed by the Borrower or any of its Subsidiaries following such acquisitions to the extent permitted under Section 8.2(i) and excluding the Vitesse Acquisition) shall not exceed, from the Amendment No. ~~5~~6 Effective Date, (i) $450,000,000 plus (ii) unlimited additional amounts so long as the Consolidated Leverage Ratio for the period of four (4) fiscal quarters most recently completed for which financial statements were required to have been delivered pursuant to Section 7.1 does not exceed 3.00:1.00 on a pro forma basis after giving effect to such acquisition as if such acquisition had occurred on the first day of such four (4) fiscal quarter period plus (iii) an additional $750,000,000 to the extent such additional consideration consists of common stock of the Borrower or is funded solely from Net Cash Proceeds received from the issuance of Capital Stock by the Borrower.

“Permitted Refinancing”: as to any Indebtedness, the incurrence of other Indebtedness to refinance, extend, renew, defease, restructure, replace or refund (collectively, “refinance”) such existing Indebtedness; provided that, in the case of such other Indebtedness, the following conditions are satisfied: (a) the weighted average life to maturity of such refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced; (b) the principal amount of such refinancing Indebtedness shall be less than or equal to the principal amount (including any accreted or capitalized amount) then outstanding of the Indebtedness being refinanced, plus any required premiums and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder; (c) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced; (d) the security, if any, for the refinancing Indebtedness shall be substantially the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness); (e) the refinancing Indebtedness is subordinated to the Obligations on terms that are at least as favorable, taken as a whole, as the Indebtedness being refinanced and the holders of such refinancing Indebtedness have entered into any subordination or intercreditor agreements reasonably requested by the Administrative Agent evidencing such subordination; and (f) no material terms (other than interest rate) applicable to such refinancing Indebtedness or, if applicable, the related security or guarantees of such refinancing Indebtedness (including covenants, events of default, remedies, acceleration rights) shall be, taken as a whole, materially more favorable to the refinancing lenders than the terms that are applicable under the instruments and documents governing the Indebtedness being refinanced.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 11.2(b).

“Pledged Company”: any Subsidiary of the Borrower the Capital Stock of which is pledged to the Collateral Agent pursuant to any Security Document.

“Pledged Equity Interests”: as defined in the Guarantee and Collateral Agreement.

“Pricing Grid”: the pricing grid attached hereto as Annex A.

~~“Prime Rate”: the rate of interest per annum publicly announced from time to time by Royal Bank of Canada as its “corporate base rate”; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The “corporate base rate” is not necessarily the lowest rate charged by the Administrative Agent to its customers.~~

“Pro Forma Financial Statements”: as defined in Section 5.1(a).

“Projections”: as defined in Section 7.2(c).

“Properties”: as defined in Section 5.17(a).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualified Capital Stock”: any Capital Stock (other than warrants, rights or options referenced in the definition thereof) that either (a) does not have a maturity and is not mandatorily redeemable, or (b) by its terms (or by the terms of any employee stock option, incentive stock or other equity-based plan or arrangement under which it is issued or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (x) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (excluding any mandatory redemption resulting from an asset sale or change in control so long as no payments in respect thereof are due or owing, or otherwise required to be made, until all Obligations have been paid in full in cash), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case, at any time on or after the one hundred eighty-first day following the latest Term Loan Maturity Date, or (y) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (x) above, in each case, at any time on or after the one hundred eighty-first day following the latest Term Loan Maturity Date.

“Qualified Counterparty”: with respect to any Specified Hedge Agreement or Specified Cash Management Agreement, any counterparty thereto that is, or that at the time such Specified Hedge Agreement or Specified Cash Management Agreement was entered into, was, a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent; provided that, in the event a counterparty to a Specified Hedge Agreement or Specified Cash Management Agreement at the time such Specified Hedge Agreement or Specified Cash Management Agreement was entered into was a Qualified Counterparty, such counterparty shall constitute a Qualified Counterparty hereunder and under the other Loan Documents.

“Quarterly Payment Date”: the last day of each of March, June, September and December.

“Reaffirmation Agreement”: ~~the~~each Reaffirmation Agreement executed and delivered (or to be executed and delivered) by the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Collateral Agent, substantially in the form of Exhibit M.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Refinanced Term Loans”: as defined in Section 11.1.

“Refinancing”: the repayment of the Existing Facilities on the Restatement Date.

“Refunded Swingline Loans”: as defined in Section 3.4(b).

“Refunding Date”: as defined in Section 3.4(c).

“Register”: as defined in Section 11.6(d).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Loans pursuant to Section 4.2(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair fixed or capital assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or committed to be expended pursuant to binding documentation prior to the relevant Reinvestment Prepayment Date to acquire or repair fixed or capital assets useful in the Borrower’s or its Subsidiaries’ businesses; provided that such amount shall be increased by any amount committed to be expended prior to the date occurring twelve (12) months after such Reinvestment Event but not actually expended within six (6) months of such date.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve (12) months after such Reinvestment Event (which shall be extended by six (6) months to the extent the Reinvestment Deferred Amount is committed to be expended pursuant to binding documentation prior to the expiration of the foregoing twelve (12) month period) and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair fixed or capital assets useful in the Borrower’s or its Subsidiaries’ businesses with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Party Register”: as defined in Section 11.6(d).

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Term Loans”: as defined in Section 11.1.

“Reportable Event”: any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding, (b) the Total Term Commitments then in effect, and (c) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resigning Administrative Agent”: Royal Bank of Canada, as administrative agent under the Loan Documents immediately prior to the Amendment No. 6 Effective Date.

“Resigning Collateral Agent”: Royal Bank of Canada, as collateral agent under the Loan Documents immediately prior to the Amendment No. 6 Effective Date.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower (unless otherwise specified), but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower, and, solely for purposes of notices given to Section 2, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.

“Restatement Date”: October 13, 2011

“Restricted Payments”: as defined in Section 8.6.

“Revolving Availability Period”: the period from the Original Closing Date to the Revolving Termination Date.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments on the Original Closing Date was $50,000,000.

“Revolving Commitment Increase Effective Date”: as defined in Section 3.16.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”: the Total Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans”: as defined in Section 3.1(a), together with any Incremental Revolving Loans.

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding)~~.~~, subject to adjustment as provided in Section 3.15.

“Revolving Termination Date”: the date that is five (5) years after the Original Closing Date.

“S&P”: Standard & Poor’s Ratings Services.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Lien Indebtedness”: Junior Indebtedness of any Person that is secured by a junior Lien on the Collateral; provided that the holder of such Indebtedness executes and delivers an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Secured Parties”: the collective reference to the Lenders, the Agents, the Qualified Counterparties, the Issuing Lender and the Swingline Lender, and each of their successors and assigns.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages (if any), the Control Agreements, the Intellectual Property Security Agreements, the Reaffirmation Agreement and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party under any Loan Document, Specified Hedge Agreement or Specified Cash Management Agreement.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Software”: as defined in the definition of Intellectual Property.

“Solvent”: means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including contingent liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the United States Bankruptcy Code; (b) the fair valuation of the property of such Person is not less than the aggregate amount that will be required to pay the probable liability of such Person on its then existing debts (including Guarantees and other contingent obligations) as they become absolute and matured; (c) such Person is able to pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction for which such Person’s property would constitute unreasonably small capital.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Cash Management Agreement”: any Cash Management Agreement entered into by (a) any Loan Party and (b) any Qualified Counterparty, as counterparty; provided, that any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Cash Management Agreements. No Specified Cash Management Agreement shall create in favor of any Qualified Counterparty thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

“Specified Hedge Agreement”: any Hedge Agreement entered into by (a) the Borrower and (b) any Qualified Counterparty, as counterparty; provided, that any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements. No Specified Hedge Agreement shall create in favor of any Qualified Counterparty thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Subsidiary Guarantor under the Guarantee and Collateral Agreement; provided, however, nothing herein shall limit the rights of any such Qualified Counterparty set forth in such Specified Hedge Agreement.

“Stock Certificates”: Collateral consisting of certificates representing Capital Stock of any Subsidiary of the Borrower for which a security interest can be perfected by delivering such certificates.

“Subordinated Indebtedness”: any unsecured Junior Indebtedness of the Borrower the payment of principal and interest of which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Immaterial Subsidiary or Foreign Subsidiary; provided that none of Zarlink, Zarlink Offeror or any of their respective Subsidiaries shall be Subsidiary Guarantors until Zarlink is a Wholly Owned Subsidiary of the Borrower (and then, only to the extent such Subsidiary is required to become a Subsidiary Guarantor pursuant to Section 7.10(c)).

“Swap Obligation”: with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 3.3 in an aggregate principal amount at any one time outstanding not to exceed $12,500,000.

“Swingline Exposure”: as to any Lenders, its pro rata portion of the Swingline Loans.

“Swingline Lender”: ~~Royal~~ Bank of ~~Canada~~America, N.A., in its capacity as the lender of Swingline Loans.

“Swingline Loan Notice”: a notice of a borrowing of Swingline Loans pursuant to Section 3.4, which shall be substantially in the form of Exhibit B-2 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Loans”: as defined in Section 3.3.

“Swingline Participation Amount”: as defined in Section 3.4.

~~“Syndication Agent”: as defined in the preamble to this Agreement.~~

“Syndication Date”: the date on which the ~~Syndication Agent and the~~ Lead Arranger ~~complete~~completes the syndication of the Facilities and the entities selected in such syndication process become parties to this Agreement.

“Taxes”: taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and any interest, penalties or additions to tax imposed with respect thereto.

“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a New Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth on Schedule 1.1 to Amendment No. 5 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term Commitments as of the Amendment No. 5 Effective Date is $646,375,000.

“Term Facility”: the Term Commitments and the Term Loans.

“Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”: each New Term Loan, Existing Incremental Term Loan and any Incremental Term Loans, if applicable.

“Term Loan Increase Effective Date”: as defined in Section 2.4.

“Term Loan Maturity Date”: (i) with respect to New Term Loans, February 19, 2020, (ii) with respect to the Existing Incremental Term Loans, February 19, 2020 and (iii) with respect to any Incremental Term Loans, the date set forth in the applicable Increase Term Joinder applicable to such Incremental Term Loans.

“Term Percentage”: as to any Term Lender at any time, the percentage (carried out to the ninth decimal place) which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Restatement Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding plus such Lender’s Term Commitment then in effect constitutes of the aggregate principal amount of the Term Loans then outstanding plus the Term Commitments then in effect).

“Third Amendment Effective Date”: February 17, 2012

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Total Term Commitments”: at any time, the aggregate amount of the Term Commitments then in effect.

“Transaction”: collectively, (a) the consummation of the Zarlink Acquisition and the Refinancing, (b) the borrowing of the Term Loans and (c) the other transactions contemplated by the Loan Documents.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“Unasserted Contingent Obligations”: as defined in the Guarantee and Collateral Agreement.

“UCC Filing Collateral”: Collateral consisting solely of assets for which a security interest can be perfected by filing a Uniform Commercial Code financing statement.

“UCP”: with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States”: the United States of America.

“Vitesse”: Vitesse Semiconductor Corporation, a Delaware corporation.

“Vitesse Acquisition”: the collective reference to the Vitesse Offer (and all purchases of Vitesse Shares pursuant thereto) and the Vitesse Merger.

“Vitesse Acquisition Agreement”: the Agreement and Plan of Merger, dated March 17, 2015, among the Borrower, Vitesse MergerSub and Vitesse.

“Vitesse Merger”: as “Merger” is defined in the Vitesse Acquisition Agreement.

“Vitesse MergerSub”: LLIU100 Acquisition Corp., a Delaware corporation and a Wholly Owned Subsidiary of the Borrower

“Vitesse Offer”: as “Offer” is defined in the Vitesse Acquisition Agreement.

“Vitesse Share” or “Vitesse Shares”: as “Company Shares” is defined in the Vitesse Acquisition Agreement.

“Voluntary Prepayment”: a prepayment of the Loans (including the Term Loans but excluding prepayments of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) in any year, other than any such prepayment made with the proceeds of Indebtedness, the proceeds of any issuance of Capital Stock, the proceeds of any Asset Sale or the proceeds of any Recovery Event (so long as such proceeds of an Asset Sale or Recovery Event are not included in the calculation of Excess Cash Flow).

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

“Zarlink”: Zarlink Semiconductor Inc., a corporation incorporated under the Canada Business Corporations Act and, following the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Transaction Closing Date, as the case may be, a Wholly Owned Subsidiary of the Borrower.

“Zarlink Acquisition”: the collective reference to the Zarlink Offer (and all purchases of Zarlink Shares pursuant thereto and any related intercompany loans or investments to Zulu Acquisition Co., LLC or the Zarlink Offeror in connection therewith) and a Zarlink Compulsory Acquisition or a Zarlink Subsequent Acquisition Transaction, as the case may be.

“Zarlink Acquisition Agreement”: the Support Agreement, dated September 21, 2011, among Zarlink Offeror, the Borrower and Zarlink.

“Zarlink Acquisition Consideration Blocked Amount”: the aggregate cash consideration which would, at the time of any Zarlink Offer Extension Closing Date, the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, be required (after giving effect to any purchases of Zarlink Shares pursuant to the Zarlink Offer, including one or more additional purchases of Zarlink Shares pursuant to a prior Zarlink Offer Extension, if any) to consummate any Zarlink Offer Extension, Zarlink Compulsory Acquisition or Zarlink Subsequent Acquisition Transaction, as the case may be, in accordance with the Zarlink Offer Documents (assuming the occurrence of any Zarlink Offer Extension, Zarlink Compulsory Acquisition or Zarlink Subsequent Acquisition Transaction, as the case may be, is in accordance with the terms thereof); provided that, notwithstanding anything herein to the contrary, in the event the Zarlink Compulsory Acquisition Closing Date occurs on the same date as the Zarlink Offer Closing Date, the Zarlink Acquisition Consideration Blocked Amount shall not be required.

“Zarlink Closing Date Material Adverse Effect”: a material adverse effect on the financial condition, business or the results of operations of Zarlink and its consolidated Subsidiaries, taken as a whole, except any such effect resulting from or arising in connection with: (i) any change in GAAP, (ii) any adoption, proposal, implementation or change in any Requirement of Law or any interpretation thereof by any Governmental Authority, (iii) any change in global, national or regional political conditions (including the commencement, occurrence or continuation of any strike, riot, lockout, outbreak or escalation of illness, war, armed hostilities, act of terrorism or facility takeover for emergency purposes), (iv) any change in general economic, business, regulatory or market conditions or in national or global financial, capital, securities or currency markets, (v) any natural disaster, (vi) the execution, announcement or performance of the Zarlink Acquisition Agreement or consummation of the transactions contemplated thereby or any development related thereto, (vii) any change in the market price or trading volume of any Zarlink Shares or Zarlink Debentures (it being understood that the causes underlying such change in market price may be taken into account in determining whether a Zarlink Closing Date Material Adverse Effect has occurred), or any suspension of trading in securities generally on the Toronto Stock Exchange, (viii) the failure, in and of itself, of Zarlink to meet any internal or public projections, forecasts or estimates of revenue or earnings (it being understood that the causes underlying such failure may be taken into account in determining whether a Zarlink Closing Date Material Adverse Effect has occurred), (ix) the outcome of any matter involving Zarlink or any of its Subsidiaries that has been disclosed as part of the Diligence Information (as defined in the Zarlink Acquisition Agreement) or is publicly available prior to the Restatement Date, (x) any action, omission, effect, change, event or occurrence taken, made, caused, requested or directed by or on behalf of the Borrower or Zarlink Offeror, (xi) any change affecting any industry in which Zarlink or any of its Subsidiaries operates, or (xii) any action taken by Zarlink or any of its Subsidiaries that is required or permitted pursuant to the Zarlink Acquisition Agreement; provided that an effect described in any of clauses (ii), (iv) and (xi) may be taken into account to the extent Zarlink and its Subsidiaries, taken as a whole, are disproportionately affected thereby relative to other peers of Zarlink and its Subsidiaries in the same industries in which Zarlink and its Subsidiaries operate.

“Zarlink Compulsory Acquisition”: as “Compulsory Acquisition” is defined under the Zarlink Offer Documents pursuant to Section 15 of the Circular, “Acquisition of Zarlink Securities not Deposited under the Offers – Compulsory Acquisition”.

“Zarlink Compulsory Acquisition Closing Date”: the closing date of a Zarlink Compulsory Acquisition, if any; provided that, notwithstanding anything herein to the contrary, in the event any Zarlink Offer Extension results in the acquisition of 100% of the Zarlink Shares on such Zarlink Offer Extension Closing Date (and no Zarlink Compulsory Acquisition is required), the Zarlink Compulsory Acquisition Closing Date shall be deemed to have occurred on the last Zarlink Offer Extension Closing Date on which the remaining balance of the outstanding Zarlink Shares were purchased.

“Zarlink Debentures”: the 6% unsecured, subordinated convertible debentures issued by Zarlink in 2007 maturing on September 30, 2012.

“Zarlink Offer”: collectively, the Shares Offer (as defined in the Zarlink Offer Documents) and the Debenture Offer (as defined in the Zarlink Offer Documents).

“Zarlink Offer Closing Date”: the initial take-up of the Zarlink Shares pursuant to the Zarlink Offer.

“Zarlink Offer Documents”: the Offers to Purchase for Cash all of the outstanding Zarlink Shares and associated SRP Rights (as defined in the Zarlink Offer Documents) and all of the outstanding Zarlink Debentures by Zarlink Offeror, and the accompanying Circular, dated as of August 17, 2011, as amended pursuant to the Notice of Variation and Extension, dated as of September 22, 2011, as well as any Zarlink Offer Extension, the Zarlink Acquisition Agreement, and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Zarlink Offer Extension”: each extension (if any) of the Zarlink Offer, as further described in the Zarlink Offer Documents pursuant to Section 5 of the Zarlink Offer, “Extension, Variation or Change in the Offers” to a date which is on or prior to the Zarlink Term Commitment Termination Date.

“Zarlink Offer Extension Closing Date”: any additional take-up of the Zarlink Shares pursuant to a Zarlink Offer Extension.

“Zarlink Offeror”: 0916753 B.C. ULC, a company incorporated under the laws of British Columbia and an indirect Wholly Owned Subsidiary of the Borrower.

“Zarlink Pro Forma Financial Statements”: as defined in Section 5.1(a).

“Zarlink Share” or “Zarlink Shares”: as defined in the Zarlink Offer Document.

“Zarlink Subsequent Acquisition Closing Date”: the closing date of a Zarlink Subsequent Acquisition Transaction, if any.

“Zarlink Subsequent Acquisition Transaction”: as “Subsequent Acquisition Transaction” is defined under the Zarlink Offer Documents pursuant to Section 15 of the Circular, “Acquisition of Zarlink Securities not deposited under the Offers - Subsequent Acquisition Transaction”.

“Zarlink Term Commitment Termination Date”: the date that is the earlier to occur of (a) January 20, 2012 or (b) the public announcement by the Borrower of the abandonment of the Zarlink Acquisition or the date of termination or the Borrower’s abandonment of the Zarlink Offer.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or, in the case of any Foreign Subsidiary, other accounting standards, if applicable, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii)

the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder), (vi) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vii) any references herein to any Person shall be construed to include such Person’s successors and assigns.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if either the Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Administrative Agent, the Borrower and the Lenders shall negotiate in good faith to amend such provision to preserve the original intent in light of the change in GAAP; provided that such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of Company at “fair value” as defined therein.

(f) When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, with respect to any payment of interest on or principal of Eurodollar Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

1.3 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS

2.1 Term Commitments. Subject to the terms and conditions hereof, (a) each Converting Term Lender (as defined in Amendment No. 5) agrees that an aggregate principal amount of its Existing Initial Term Loans equal to the amount notified to such Converting Term Lender by the Administrative Agent will be converted into new Term Loans (each, a “New Term Loan”) as of the Amendment No. 5 Effective Date and (b) each Additional Term Lender (as defined in Amendment No. 5) agrees to make New Term Loans to the Borrower equal to the amount notified to such Additional Term Lender by the Administrative Agent (but in no event greater than the amount such Person committed to make as Additional New Term Loans (as defined in Amendment No. 5)) on the Amendment No. 5 Effective Date. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3.

2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, on the anticipated Amendment No. 5 Effective Date) requesting that the New Term Lenders make the New Term Loans on the Amendment No. 5 Effective Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Amendment No. 5 Effective Date, each applicable Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the New Term Loan or New Term Loans to be made by such Lender. The Administrative Agent shall make the proceeds of such New Term Loan or New Term Loans available to the Borrower on such Borrowing Date by wire transfer in immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent. For all purposes hereof the Existing Initial Term Loans shall constitute Refinanced Term Loans and the New Term Loans shall constitute Replacement Term Loans. After the Amendment No. 5 Effective Date, each borrowing of Term Loans, each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any borrowing of, conversion to or continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to Base Rate Loans, and (ii) one (1) Business Day prior to the requested date of any borrowing of Base Rate Loans.

2.3 Repayment of Term Loans. On each Quarterly Payment Date, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the principal amount of Term Loans then outstanding in an amount equal to 0.25% of the aggregate initial principal amounts of all Term Loans theretofore borrowed by the Borrower (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 4.8 or as designated by the Borrower in accordance with Section 4.1). For the avoidance of doubt, it is hereby understood that any prepayments of the Existing Initial Term Loans made prior to the Amendment No. 5 Effective Date pursuant to Section 4.1 and designated by the Borrower to apply to amortization payments scheduled to occur after the Amendment No. 5 Effective Date shall reduce amortization payments of the New Term Loans in accordance with such designation as if such New Term Loans were Existing Initial Term Loans. The remaining unpaid principal amount of the Term Loans and all other Obligations under or in respect of the Term Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Term Loan Maturity Date applicable to such Term Loans. Any Term Lender who has agreed to a different Term Loan Maturity Date with respect to the Term Loans made by it pursuant to Amendment No. 5, any other amendment of this Agreement or any Increase Term Joinder, hereby waives its right to receive principal payments at an earlier Term Loan Maturity Date (except for scheduled amortization or mandatory prepayments which may be applicable on such date).

2.4 Incremental Term Loans.

(a) Borrower Request. The Borrower may at any time and from time to time after the Amendment No. 5 Effective Date by written notice to the Administrative Agent elect to request the establishment of one or more new term loan facilities or an increase in any existing tranche of Term Loans (each, an “Incremental Term Facility”) with term loan commitments (each, an “Incremental Term Loan Commitment”) in an aggregate principal amount (excluding, for the avoidance of doubt, the aggregate principal amount of the Existing Incremental Term Loans and the New Term Loans) when combined with the aggregate amount of Incremental Revolving Commitments under Section ~~3.16,~~3.16 (other than those issued pursuant to clause (iii) of the first sentence of Section 3.16(a)), not in excess of (i) $300,000,000 plus (ii) the maximum amount of additional Loans that could be incurred by the Borrower at such time without causing the Consolidated Leverage Ratio to be greater than 3.00 to 1.0, calculated after giving pro forma effect to the incurrence of such additional amount, excluding the cash proceeds of any Incremental Term Loans or Incremental Revolving Commitments and assuming the full amount of any Incremental Revolving Commitments are borrowed (whether or not funded or outstanding) (it being understood and agreed that unless notified by the Borrower, (I) the Borrower shall be deemed to have utilized amounts of the type described in clause (ii) above prior to the utilization of amounts under clause (i) above and (II) Loans may be incurred in respect of both clauses (i) and (ii) above, and the proceeds from any such incurrence in respect of both clauses (i) and (ii) above may be utilized in a single transaction by first calculating the incurrence in respect of clause (ii) above (without giving effect to any incurrence in respect of clause (i) and then calculating the incurrence in respect of clause (i) above) and in minimum increments of $10,000,000 (or such lesser minimum increments as the Administrative Agent shall agree in its sole discretion). Each such notice shall specify (i) the date (each, a “Term Loan Increase Effective Date”) on which the Borrower proposes that the Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10)

Business Days after the date on which such notice is delivered to the Administrative Agent (or such earlier date as the Administrative Agent shall agree in its sole discretion) and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent) to whom the Borrower proposes any portion of such Incremental Term Loan Commitment be allocated and the amounts of such allocations.

(b) Conditions. With respect to any Incremental Term Commitments made after the Amendment No. 5 Effective Date, such Incremental Term Loan Commitment shall become effective, as of such Term Loan Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 6.2 shall be satisfied (except as otherwise set forth in the applicable Increase Term Joinder);

(ii) no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Term Loan Increase Effective Date (except as otherwise set forth in the applicable Increase Term Joinder);

(iii) [Reserved]; and

(iv) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c) Terms of Incremental Term Loans and Incremental Term Loan Commitments. The terms and provisions of the Incremental Term Loans made pursuant to the Incremental Term Loan Commitments shall be as follows:

(i) terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (the “Incremental Term Loans”) shall be on terms consistent with the existing Term Loans (except as otherwise set forth herein) and, to the extent not consistent with such existing Term Loans, on terms reasonably acceptable to the Administrative Agent (except as otherwise set forth herein) (it being understood that Incremental Term Loans may be part of the existing tranche of Term Loans or may comprise one or more new tranches of Term Loans);

(ii) the weighted average life to maturity of all new Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the existing Term Loans (other than with respect to up to $325,000,000 of Incremental Term Loans in the form of term A loans);

(iii) the maturity date of Incremental Term Loans shall not be earlier than the latest Term Loan Maturity Date (other than with respect to up to $325,000,000 of Incremental Term Loans in the form of term A loans);

(iv) the applicable yield for the Incremental Term Loans shall be determined by the Borrower and the applicable new Lenders; provided, however, that the applicable yield (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Term Loans but shall exclude customary arrangement or commitment fees payable to any arranger, bookrunner or its affiliates in connection with the Incremental Term Loans) for the Incremental Term Loans shall not be greater than the highest applicable yield that may, under any circumstances, be payable with respect to Term Loans plus 50 basis points, except to the extent that the applicable yield applicable to the Term Loans is increased to the extent necessary to achieve the foregoing; and

(v) to the extent any Eurodollar Rate “floor” or Base Rate “floor” is imposed on the Incremental Term Loans, the highest of such Eurodollar Rate “floors” or Base Rate “floors” shall be applied to the Term Loans.

The Incremental Term Loan Commitments shall be effected by a joinder agreement (the “Increase Term Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment, in form and substance reasonably satisfactory to each of them. The Increase Term Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.4. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans that are Term Loans made pursuant to this Agreement.

(d) Making of Incremental Term Loans. On any Term Loan Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment.

(e) Equal and Ratable Benefit. The Incremental Term Loans and Incremental Term Loan Commitments established pursuant to this Section 2.4 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from security interests created by the Security Documents and the guarantees of the Subsidiary Guarantors. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such class of Incremental Term Loans or any such Incremental Term Loan Commitments.

2.5 Fees. (a) On the Original Closing Date, the Borrower paid closing fees to each Term Lender on the date thereof as fee compensation for such Lender’s Term Commitment in an amount equal to 1.0% of the aggregate principal amount of the Term Loans made by such Term Lender on the Original Closing Date. Such closing fees were paid out of the proceeds of the Term Loans on the Original Closing Date.

(b) On the Restatement Date, the Borrower paid closing fees to each Term Lender (including each Converting Term Lender (as defined in Amendment No. 2) and Additional Term Lender (as defined in Amendment No. 2)) who was a Term Lender on the ~~Restatement Date as fee compensation for such Lender’s Term Commitment (as defined in the Existing Credit~~ Agreement immediately prior to the Amendment No. 5 Effective Date) in an amount equal to 2.00% of the aggregate principal amount of the Term Loans (as defined in ~~the Existing Credit~~this Agreement immediately prior to the Amendment No. 5 Effective Date) made by (or converted by) such Term Lender on the Restatement Date.

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

3.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Availability Period the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3.

(b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

3.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Availability Period on any Business Day; provided that the Borrower shall give the Administrative Agent its irrevocable notice ~~substantially in the form of Exhibit B-1~~, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice (which notice must be received by the Administrative Agent for any Revolving Loans requested to be made after the Amendment No. 5 Effective Date, prior to 12:00 Noon, New York City time, (i) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one (1) Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans) (provided that any such notice of a borrowing of Base Rate Loans to finance payments required to be made pursuant to Section 3.5 may be given not later than 12:00 Noon, New York City time, on the date of the proposed borrowing), specifying (x) the amount and Type of Revolving Loans to be borrowed, (y) the requested Borrowing Date and (z) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof; provided, that (x) the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 3.4 and (y) borrowings of Base Rate Loans pursuant to Section 3.11 shall not be subject to the foregoing minimum amounts. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent shall make the proceeds of such Revolving Loan available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.

3.3 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in Section 3.4, agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Availability Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Availability Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.

(b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

3.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender ~~irrevocable~~and the Administrative irrevocable notice, which may be given by (A) telephone or (B) by a Swingline Loan Notice; provided that any telephonic notice must be confirmed promptly ~~in writing (which telephonic~~by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice (which notice must be received by the Swingline Lender not later than 12:00 Noon, New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Availability Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated in writing by the Borrower to the Administrative Agent.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day’s notice given by the Swingline Lender to the Administrative Agent no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, irrespective of the satisfaction of conditions to such Loan specified in Section 6.2, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one (1) Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 3.4(b), one of the events described in Section 9.1(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 3.4(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 3.4(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to the Administrative Agent for distribution to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Administrative Agent, for immediate distribution to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

3.5 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Original Closing Date to the last day of the Revolving Availability Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date.

(b) On the Original Closing Date, the Borrower paid closing fees to each Revolving Lender on the date thereof as fee compensation for such Lender’s Revolving Commitment in an amount equal to 1.0% of such Revolving Lender’s Revolving Commitment.

(c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

3.6 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments; provided, further that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur. Any such reduction shall be in an amount equal to $1,000,000, or a multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect.

3.7 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.10(a), agrees to issue standby letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Availability Period substantially in the form of Exhibit L or in such other form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a face amount of at least $100,000 (unless otherwise agreed by the Issuing Lender) and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five (5) Business Days prior to the Revolving Termination Date; provided that any Letter of Credit ~~with a one-year term may provide for the renewal thereof for additional one-year periods (or a longer period if agreed to by the Issuing Lender but in no event shall any renewal period extend beyond the date referred to in~~

~~clause (y) above~~ may provide for automatic renewals pursuant to Section 3.8(b). Each Letter of Credit issued on a sight basis only and governed by laws of the State of New York (unless the laws of another jurisdiction is agreed to by the respective Issuing Lender) and governed under The International Standby Practices (ISP98).

(b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law, (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Requirements of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Amendment No. 6 Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 6 Effective Date and which the Issuing Lender in good faith deems material to it and (iii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

3.8 Procedure for Issuance, Amendment, Renewal, Extension of Letters of Credit; Certain Conditions. (a) The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender an Application requesting the issuance of the Letter of Credit and specifying the requested date of issuance of such Letter of Credit (which shall be a Business Day) and, as applicable, specifying the date of amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 3.7(a)(iii)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information and documents, including any Issuer Documents, as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Such Application shall be accompanied by documentary and other evidence of the proposed beneficiary’s identity as may reasonably be requested by the Issuing Lender to enable the Issuing Lender to verify the beneficiary’s identity or to comply with any applicable laws or regulations, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Provided the Issuing Lender has determined that the issuance, amendment, renewal or extension of the requested Letter of Credit in favor of the identified beneficiary is in compliance with U.S. Treasury and U.S. Department of Commerce regulations and other applicable governmental laws, rules and regulations (including, without limitation, the U.S. Office of Foreign Asset Control regulations), upon receipt of all required approvals, the Issuing Lender will issue, amend, renew or extend the requested Letter of Credit for the account of the Borrower in the Issuing Lender’s then current standard form with such revisions as shall be requested by the Borrower and approved by the Issuing Lender, which shall have been approved by the Borrower, within (x) in the case of an issuance, five (5) Business Days of the date of the receipt of the Application and all related information and (y) in the case of an amendment, renewal or extension, three (3) Business Days of the date of the receipt of the Application and all related information. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance (or, amendment, extension or renewal, as applicable) of each Letter of Credit (including the amount thereof).

(b) If the Borrower so requests in any applicable Application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrower shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five (5) Business Days prior to the Revolving Termination Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.07(a) or (b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 6.02 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

3.9 Fees and Other Charges; Role of Issuing Lender; Applicability of ISP and UCP. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility on the face amount of such Letter of Credit, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(c) Role of Issuing Lender. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Agent Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, the Administrative Agent, any of their respective Agent Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable or responsible for any of the matters described in Section 3.12; provided, however, that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(d) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Lender shall not be responsible to the Borrower for, and the Issuing Lender’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

3.10 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of the Issuing Lender an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The Administrative Agent shall promptly forward such amounts to the Issuing Lender.

(b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.10(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of the Issuing Lender within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.10(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three (3) Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.10(a), the Administrative Agent or the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or the Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by Administrative Agent or the Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed by the Administrative Agent or the Issuing Lender, as the case may be, to it.

3.11 Reimbursement Obligation of the Borrower. The Issuing Lender shall notify the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender. The Borrower agrees to reimburse the Issuing Lender for the amount of (a) such draft so paid and (b) any fees, charges or other costs or expenses (other than taxes or similar amounts) incurred by the Issuing Lender in connection with such payment on (x) the same Business Day on which the Borrower receives such notice if the Borrower receives such notice by 12:00 Noon New York City time on such day or (y) the next Business Day if the Borrower receives such notice after 12:00 Noon New York City time on such day. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 4.5(b) and (ii) thereafter, Section 4.5(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 9.1(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.10 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 3.2 of Base Rate Loans (or, at the option of the Administrative Agent and the Swingline Lender in their sole discretion, a borrowing pursuant to Section 3.4 of Swingline Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans (or, if applicable, Swingline Loans) could be made, pursuant to Section 3.2 (or, if applicable, Section 3.4), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit.

3.12 Obligations Absolute. The Borrower’s obligations under Section 3.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

3.13 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date of payment and amount paid by the Issuing Lender in respect thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.14 Applications; Issuer Documents. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.15 Defaulting Lenders. (a) Notwithstanding anything to the contrary set forth in this Agreement, if any Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Lender will not be required to issue any Letter of Credit or to amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, and the Swingline Lender will not be required to make any Swingline Loan, unless any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders, replacement Lenders or by Cash Collateralization or a combination thereof reasonably satisfactory to the Issuing Lender or Swingline Lender.

(b) If any Lender becomes, and during the period it remains, a Defaulting Lender, if any Letter of Credit or Swingline Loan is at the time outstanding, the Issuing Lender and the Swingline Lender, as the case may be, may (except, in the case of a Defaulting Lender, to the extent the Commitments have been fully reallocated pursuant to clause (c) below), by notice to the Borrower and such Defaulting Lender through the Administrative Agent, request that the Borrower Cash Collateralize the obligations of the Borrower to the Issuing Lender and the Swingline Lender in respect of such Letter of Credit or Swingline Loan in amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect thereof, or to make other arrangements satisfactory to the Administrative Agent, and to the Issuing Lender and the Swingline Lender, as the case may be, to protect them against the risk of non-payment by such Defaulting Lender, including, without limitation, replacing such Defaulting Lender pursuant to Section 4.13.

(c) If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding L/C Exposure, any outstanding Swingline Exposure and any outstanding Revolving Percentage of such Defaulting Lender:

(i) the L/C Exposure, the Swingline Exposure and the Revolving Percentage of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments; provided that (x) such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no

Default or Event of Default exists, (y) the sum of each Non-Defaulting Lender’s Total Revolving Extensions of Credit, total Swingline Exposure and total L/C Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (z) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; provided further that, for purposes of clause (x) in the first proviso above, such reallocation shall be given effect immediately upon the cure or waiver of such Default or Event of Default and subject to clauses (y) and (z) above;

(ii) to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s L/C Exposure and Swingline Exposure cannot be so reallocated, whether by reason of subsection (y) of the proviso in clause (i) above or otherwise, the Borrower will, not later than three (3) Business Days after demand by the Administrative Agent (at the direction of the Issuing Lender and/or the Swingline Lender, as the case may be), (x) Cash Collateralize the obligations of the Borrower to the Issuing Lender and the Swingline Lender in respect of such L/C Exposure or Swingline Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of such L/C Exposure or Swingline Exposure, or (y) in the case of such Swingline Exposure, prepay (subject to clause (iii) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (z) make other arrangements satisfactory to the Administrative Agent, and to the Issuing Lender and the Swingline Lender, as the case may be, to protect them against the risk of non-payment by such Defaulting Lender, including, without limitation, replacing such Defaulting Lender pursuant to Section 4.13; and

(iii) any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until (subject to clause (g) below) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender or the Swingline Lender (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed L/C Obligations then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(d) In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender and the Borrower fails to take the actions specified under subsection (b) or (c) above, each of the Issuing Lender and the Swingline Lender is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, notices of Borrowing pursuant to Section 3.2 in such amounts and in such times as may be required to (i) reimburse any outstanding L/C Obligations, (ii) repay any outstanding Swingline Loan, and/or (iii) Cash Collateralize the obligations of the Borrower in respect of outstanding Letters of Credit or Swingline Loans in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan.

(e) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Sections 3.5(a) and 3.9 (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided that (i) to the extent that a portion of the L/C Exposure or the Swingline Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to clause (c) above, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (ii) to the extent any portion of such L/C Exposure or Swingline Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Lender and the Swingline Lender as their interests appear (and the pro rata payment provisions of Section 4.8 will automatically be deemed adjusted to reflect the provisions of this Section).

(f) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of (c)(iii) above will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any Lender may have against such Defaulting Lender.

(g) If the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in clause (c)(iii) above), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Extensions, L/C Exposure and Swingline Exposure of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

3.16 Incremental Revolving Commitments.

(a) Borrower Request. The Borrower may at any time and from time to time after the Amendment No. 5 Effective Date by written notice to the Administrative Agent elect to request the establishment of one or more new revolving credit facilities (each, an “Incremental Revolving Facility”) with new revolving commitments or an increase to the existing Revolving Commitments (each, an “Incremental Revolving Commitment”) in an aggregate principal amount when combined with the aggregate amount of all Incremental Term Loan Commitments under Section 2.4 (excluding, for the avoidance of doubt the aggregate amount of the Existing Incremental Term Loans and New Term Loans) not in excess of (i) $300,000,000 plus (ii) the maximum amount of additional Loans that could be incurred by the Borrower at such time without causing the Consolidated Leverage Ratio to be greater than 3.00 to 1.0, calculated after giving pro forma effect to the incurrence of such additional amount, excluding the cash proceeds of any Incremental Term Loans or Incremental Revolving Commitments and assuming the full amount of any Incremental Revolving Commitments are borrowed (whether or not funded or outstanding) plus (iii) the amount of all prior voluntary terminations of Revolving Commitments) (it being understood and agreed that unless notified by the Borrower, (I) the Borrower shall be deemed to have utilized, first, amounts of the type described in clause (ii) above prior to the utilization of amounts under clauses (i) or (iii) above and, second, amounts of the type described in clause (iii) above prior to the utilization of amounts under clause (i) above and (II) Loans may be incurred in respect of any or all of clauses (i), (ii) and (iii) above, and the proceeds from any such incurrence in respect of clauses (i), (ii) and (iii) above, may be utilized in a single transaction by, first, calculating the incurrence in respect of clause (ii) above (without giving effect to any incurrence in respect of clause (i) or (iii)), second, calculating the incurrence in respect of clause (iii) above and, third, calculating the incurrence in respect of clause (i) above), and in minimum increments of $10,000,000 (or such lesser minimum increments as the Administrative Agent shall agree in its sole discretion). Each such notice shall specify (i) the date (each, a “Revolving Commitment Increase Effective Date”) on which the Borrower proposes that the Incremental Revolving Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such earlier date as the Administrative Agent shall agree in its sole discretion) and (ii) the identity of each Person (which, if not a Lender, an Approved Fund or an Affiliate of a Lender, shall be reasonably satisfactory to the Administrative Agent and the Issuing Lender) to whom the Borrower proposes any portion of such Incremental Revolving Commitment be allocated and the amounts of such allocations.

(b) Conditions. The Incremental Revolving Commitment shall become effective as of such Revolving Commitment Increase Effective Date; provided that:

(i) each of the conditions set forth in Section 6.2 shall be satisfied (except as otherwise set forth in the applicable Increase Revolving Joinder);

(ii) no Default or Event of Default shall have occurred and be continuing or would result from the extensions of commitments and the borrowings to be made on the Revolving Commitment Increase Effective Date (except as otherwise set forth in the applicable Increase Revolving Joinder);

(iii) after giving pro forma effect to the extensions of commitments and the borrowings to be made on the Revolving Commitment Increase Effective Date as of the date of the most recent financial statements delivered pursuant to Section 7.1(a) or (b), the Borrower shall be in compliance with each of the covenants set forth in Section 8.1 (assuming for this purpose that a Compliance Date has occurred); and

(iv) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c) Terms of Incremental Revolving Loans and Incremental Revolving Commitments. The terms and provisions of the Incremental Revolving Commitments and the Loans made pursuant to the Incremental Revolving Commitments (the “Incremental Revolving Loans”) shall be as those set forth in this Agreement for the then-existing Revolving Commitments and Revolving Loans; provided that:

(i) the maturity date of Incremental Revolving Loans shall not be earlier than the Revolver Termination Date;

(ii) any Incremental Revolving Loan shall have no scheduled amortization or mandatory commitment reduction prior to the Revolving Termination Date;

(iii) the applicable yield for the Incremental Revolving Loans shall be determined by the Borrower and the applicable new Lenders; provided, however, that the applicable yield (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Revolving Loans but shall exclude customary arrangement or commitment fees payable to any arranger, bookrunner or its affiliates in connection with the Incremental Revolving Loans) for the Incremental Revolving Loans shall not be greater than the highest applicable yield that may, under any circumstances, be payable with respect to Term Loans plus 50 basis points, except to the extent that the applicable yield applicable to the Term Loans is increased to the extent necessary to achieve the foregoing; and

(iv) to the extent any Eurodollar Rate “floor” or Base Rate “floor” is imposed on the Incremental Revolving Loans, such Eurodollar Rate “floor” or the highest of such Base Rate “floor”, as the case may be, shall be applied to the Revolving Loans.

The Incremental Revolving Commitments shall be effected by a joinder agreement (the “Increase Revolving Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Revolving Commitment, in form and substance reasonably satisfactory to each of them. The Increase Revolving Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.16. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Revolving Commitments and Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Revolving Commitments and Incremental Revolving Loans that are made pursuant to this Agreement.

(d) Equal and Ratable Benefit. The Incremental Revolving Loans and Incremental Revolving Commitments established pursuant to this Section 3.16 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from security interests created by the Security Documents and the guarantees of the Subsidiary Guarantors. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the Uniform Commercial Code or otherwise after giving effect to the establishment of any such class of Incremental Revolving Loans or any such Incremental Revolving Commitments.

SECTION 4. GENERAL PROVISIONS APPLICABLE

TO LOANS AND LETTERS OF CREDIT

4.1 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one (1) Business Day prior thereto, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans and if such payment is to be applied to prepay the Term Loans, the manner in which such prepayment is to be applied thereto; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11; provided, further that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of

Eurodollar Loans shall be in an aggregate principal amount of $1,000,000 or integral multiples of $100,000 in excess thereof. Partial prepayments of Base Rate Loans (other than Swingline Loans) shall be in an aggregate principal amount of $500,000 or integral multiples of $100,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or integral multiples of $50,000 in excess thereof; provided further, that any optional prepayment of New Term Loans made pursuant to this Section 4.1 on or after the Amendment No. 5 Effective Date and prior to the date that is twelve months following the Amendment No. 5 Effective Date with the proceeds of Indebtedness incurred by the Borrower from a substantially concurrent borrowing of loans provided by one or more banks, funds or other financial institutions (other than any such borrowing pursuant to a refinancing of all the facilities or the New Term Loans under this Agreement in connection with an acquisition, Change of Control or transaction that is not permitted by this Agreement (prior to giving effect to any amendment, waiver or other modification of this Agreement that is effected in connection with such transaction)) for which the interest rate payable thereon is, or upon satisfaction of specified conditions could reasonably be expected to be, less than the interest rate applicable to New Term Loans that are Eurodollar Loans at the time of such prepayment shall be subject to the payment of a premium of 1.0% of the aggregate principal amount of such prepayment. For the avoidance of doubt, any prepayment or repayment of New Term Loans funded directly or indirectly with the proceeds of Capital Stock issued by the Borrower or equity contributed to the Borrower and received after the Amendment No. 5 Effective Date shall not require the payment of any premium contemplated by the preceding proviso.

4.2 Mandatory Prepayments. (a) If any Indebtedness or Disqualified Capital Stock shall be incurred or issued by any Group Member after the Amendment No. 5 Effective Date (other than Excluded Indebtedness), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence or issuance toward the prepayment of the Loans as set forth in Section 4.2(f).

(b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans as set forth in Section 4.2(f); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans as set forth in Section 4.2(f).

(c) The Borrower shall, on each Excess Cash Flow Application Date commencing with the Excess Cash Flow Application Date applicable to the fiscal year of the Borrower ending September 27, 2015, apply the ECF Percentage of the excess, if any, of (i) Excess Cash Flow for the related Excess Cash Flow Payment Period minus (ii) Voluntary Prepayments made during such Excess Cash Flow Payment Period toward the prepayment of the Loans as set forth in Section 4.2(f). Except as provided below, each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten (10) days after the date on which the financial statements referred to in Section 7.1(a) for the fiscal year of the Borrower with respect to which such prepayment is made are required to be delivered to the Lenders. Notwithstanding the foregoing, the Borrower will not be required to prepay the Loans pursuant to this clause (c) with respect to any Excess Cash Flow for the related Excess Cash Flow

Payment Period attributable to a Foreign Subsidiary if the repatriation of such Excess Cash Flow from such Foreign Subsidiary at any time during the fiscal year in which such Excess Cash Flow Application Date occurs would cause adverse consequences from fees, taxes or similar impositions of Governmental Authorities to the Borrower or would otherwise be payable as a result of the occurrence of any one-time repatriation holidays; provided that in the event the Borrower is required to make a payment of Excess Cash Flow attributable to a Foreign Subsidiary, such payment shall be made no later than ten (10) days after the Borrower becomes aware that such repatriation would not cause adverse consequences from fees, taxes or similar impositions of Governmental Authorities to the Borrower; provided further that in the event that the Borrower is not required to make a payment of Excess Cash Flow attributable to a Foreign Subsidiary during the fiscal year in which such Excess Cash Flow Application Date occurs, no payment shall be due in any succeeding fiscal year.

(d) [RESERVED].

(e) [RESERVED].

(f) Except for prepayments required pursuant to Section 4.2(d) (such prepayment solely to be applied to repay the Term Loans), amounts to be applied in connection with prepayments made pursuant to this Section 4.2 shall be applied, first, to the prepayment of the Term Loans in accordance with Section 4.8 and, second, to prepay the Revolving Loans without any permanent reduction of the Revolving Commitments, in each case on a pro rata basis; provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section 4.2 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 4.2 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(g) [RESERVED].

(h) Any prepayment of Term Loans made pursuant to Section 4.2(a) on or prior to the first anniversary of the Fourth Amendment Effective Date with the proceeds of Indebtedness incurred by the Borrower from a substantially concurrent borrowing of loans provided by one or more banks, funds or other financial institutions (other than any such borrowing pursuant to a refinancing of all the facilities or the Term Loans under this Agreement in connection with a Permitted Acquisition, Change of Control or other transaction not permitted by this Agreement (prior to giving effect to any amendment, waiver or other modification of this Agreement that is effected in connection with such transaction)) for which the interest rate payable thereon is, or upon satisfaction of specified conditions could reasonably be expected to be, less than the interest rate applicable to Term Loans that are Eurodollar Loans at the time of such prepayment shall be subject to the payment of a premium of 1.0% of the aggregate principal amount of such prepayment. For the avoidance of doubt, any prepayment or repayment of Term Loans funded directly or indirectly with the proceeds of Capital Stock issued by the Borrower or equity contributed to the Borrower and received after the Fourth Amendment Effective Date shall not require the payment of any premium contemplated by the preceding sentence.

4.3 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election, which may be given by (A) telephone, or (B) a Committed Loan Notice (provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice) no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election which may be given by (A) telephone, or (B) a Committed Loan Notice (provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice) no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

4.4 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or integral multiples of $100,000 in excess thereof and (b) no more than ~~fifteen~~ten (~~15~~10) Eurodollar Tranches shall be outstanding at any one time.

4.5 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c) If an Event of Default shall have occurred and be continuing, at the election of the Required Lenders, all outstanding Loans, Reimbursement Obligations, commitment fees and other amounts payable hereunder (whether or not overdue) shall bear interest at a rate per annum equal to (i) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, (ii) in the case of Reimbursement Obligations, the non-default rate applicable to Base Rate Loans under the Revolving Facility plus 2% and (iii) in the case of any such other amounts that do not relate to a particular Facility, the non-default rate then applicable to Base Rate Loans under the Revolving Facility plus 2%, in each case from the date of such election until such Event of Default is no longer continuing; provided that the foregoing interest rate shall apply automatically, without any election of the Required Lenders, in the case of any Event of Default under Section 9.1(a) or (f).

(d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

(e) Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(f) Notwithstanding anything to the contrary contained in any Loan Document, all interest rate calculations for all periods prior to the Amendment No. 5 Effective Date shall be made in accordance with ~~the Existing Credit~~this Agreement as in effect immediately prior to the Amendment No. 5 Effective Date.

4.6 Computation of Interest and Fees; Failure to Satisfy Conditions Precedent; Obligations of Lenders Several. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of clause (a) or (b) of the definition of Base Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the ~~Eurocurrency~~Eurodollar Reserve ~~Requirements~~Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, promptly deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.6(a).

(c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 4, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 6 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 10.7 and 10.12 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.7 or 10.12 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.7 or 10.12.

4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as reasonably determined and conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter but at least two (2) Business Days prior to the first day of such Interest Period. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (which notice the Administrative Agent agrees to withdraw promptly upon a determination that the condition or situation which gave rise to such notice no longer exists), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

4.8 Pro Rata Treatment; Application of Payments; Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b) Each payment (including each prepayment) on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. Except as expressly set forth in Section 4.1, the amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the then remaining principal amount thereof. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

(f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(g) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.8 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

4.9 Requirements of Law. (a) If the adoption of, taking effect of or any change in any Requirement of Law or in the administration, interpretation or application thereof or compliance by any Lender or Issuing Lender with any request, guideline or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (and, for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith ~~are~~and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have gone into effect and adopted subsequent to the date hereof, regardless of the date enacted, adopted or issued):

(i) shall subject any Lender or Issuing Lender to any tax of any kind whatsoever (other than Non-Excluded Taxes and Other Taxes which shall be governed by Section 4.10, Taxes arising under FATCA (as defined in Section 4.10(a)(iii)), Taxes imposed as a result of such Lender’s or Issuing Lender’s failure to provide the forms described in Section 4.10(d) or (e), as applicable, and Taxes relating to a change in the rate of tax on the overall net income of such Lender or

Issuing Lender) solely with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof ;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii) shall impose on such Lender or Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender (without regard to Taxes) of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof (whether of principal, interest or any other amount), then, in any such case, the Borrower shall promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender or Issuing Lender shall have determined that the adoption of, taking effect of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof (and, for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith ~~are~~and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have gone into effect and adopted subsequent to the date hereof, regardless of the date enacted, adopted or issued) shall have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or Issuing Lender’s or such corporation’s policies with respect to capital adequacy), then from time to time, after submission by such Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender or Issuing Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any amounts incurred more than one hundred and eighty (180) days prior to the date that such Lender or Issuing Lender notifies the Borrower of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such one hundred and eighty (180) day period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The Borrower shall pay the Lender or Issuing Lender, as the case may be, the amount shown as due on any certificate referred to above within ten (10) days after receipt thereof.

4.10 Taxes. (a) All payments made by or on account of any Loan Party under this Agreement or under any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income Taxes and franchise Taxes (imposed in lieu of net income Taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (iii) any Tax imposed as a result of such Lender’s failure or inability to comply with the requirements of current Section 1471 through 1474 of the Code ~~and any~~(or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and any related laws, regulations or official administrative practices) implementing the foregoing (“FATCA”) to establish an exemption from withholding thereunder, (iv) any Tax imposed on a Lender (or Transferee) or the Administrative Agent attributable to such Lender’s (or Transferee’s) or Administrative Agent’s failure to comply with the requirements of paragraph (d) ~~or~~, (e), (i) or (j) of this Section 4.10 and (v) Taxes required to be deducted and withheld from amounts payable to such Lender (or Transferee) on the basis of the law in effect at the time such Lender (or Transferee) becomes a party to this Agreement (or, in the case of a Transferee, on the date such Transferee becomes a Transferee hereunder), except, with respect to any withholding tax that is imposed on amounts payable to a Transferee under this Agreement, to the extent that such Lender’s assignor (or Transferee’s transferor), if any, was entitled, at the time of assignment to receive additional amounts from the Borrower with respect to such amounts pursuant to this paragraph (such excluded items, “Excluded Taxes”). If, under applicable law, any Non-Excluded Taxes or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes, including in respect of any payments under this Section 4.10) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

~~(b)~~ (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) ~~(c)~~ Whenever any Non-Excluded Taxes or Other Taxes are paid by a Loan Party in respect of a payment under this Agreement, as promptly as practicable thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party or other documentation reasonably satisfactory to the Administrative Agent showing payment thereof. If the relevant Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest and penalties that may become payable by any Agent or any Lender as a result of any such failure.

(d) ~~(d)~~ Each Lender (or each Transferee) that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent (or, (x) in the case of a Participant, solely to the Lender from which the related participation shall have been purchased and (y) in the case of an Assignee under an assignment to an affiliate of a Lender or an Approved Fund of a Lender that is made pursuant to Section 11.6(c), the assigning Lender) two originals of U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender. Each Lender (or each Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, (x) in the case of a Participant, solely to the Lender from which the related participation shall have been purchased and (y) in the case of an Assignee under an assignment to an affiliate of a Lender or an Approved Fund of a Lender that is made pursuant to Section 11.6(c), the assigning Lender) two properly completed and duly executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E or Form W-8ECI, as applicable, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal income and withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit D-1 and a Form W-8BEN or W-8BEN-E, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal income and withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Each Non-U.S. Lender that is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender) shall deliver to the Borrower and the Administrative Agent two properly completed and duly executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a statement substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the

Non-U.S. Lender is a partnership and not a participating Lender and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a statement substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner. Any Non-U.S. Lender shall also deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two properly completed and duly executed originals of any other documentation prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by such Lender on or before the date it becomes a party to this Agreement (or, (x) in the case of any Participant, on or before the date such Participant purchases the related participation and (y) in the case of an Assignee, on or before the date such Assignee becomes a party to this Agreement~~). In addition, each Lender (or Participant or Assignee, as applicable) shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender, or upon written request of the Borrower or any Agent. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer legally able to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.~~

(e) ~~(e)~~ A Lender (or a Transferee) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower ~~(with a copy to~~and the Administrative Agent~~)~~, at the time or times prescribed by applicable law or reasonably requested in writing by the Borrower or the Administrative Agent, such properly completed and duly executed documentation prescribed by applicable law or otherwise reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally ~~entitled~~eligible to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

~~(f)~~ (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of ~~or credit against~~ any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.10, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.10 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses ~~of~~incurred by such Agent or such Lender in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) ~~(g)~~ Notwithstanding anything to the contrary in this Section 4.10, if the Internal Revenue Service determines that ~~the Agent or~~ any Lender is a conduit entity participating in a conduit financing arrangement as defined in Section 7701(1) of the Code and the regulations thereunder and the Borrower was not a participant to such arrangement (other than as a Borrower under this Agreement) (a “Conduit Financing Arrangement”), then (i) the Borrower shall have no obligation to pay additional amounts or indemnify ~~the Agent or~~such Lender for any Taxes with respect to any payments hereunder to the extent that the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination and (ii) such ~~Agent or~~ Lender shall indemnify the Borrowers in full for any and all taxes for which the Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement; provided that such Borrower shall (A) promptly forward to the indemnitor an official receipt of such documentation satisfactorily evidencing such payment, (B) contest such tax upon the reasonable request of the indemnitor and at such indemnitor’s cost and (C) pay such indemnitor within thirty (30) days any refund of such taxes (including interest thereon). Each ~~Agent or~~ Lender represents that it is not participating in a Conduit Financing Arrangement.

(h) ~~(h)~~ If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA ~~and~~, to determine ~~that~~whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. ~~Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so~~

(i) Each Lender agrees that if any documentation it previously delivered pursuant to Section 4.10(d), (e) or (h) expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in this Section 4.10, a Lender shall not be required to deliver any documentation pursuant to Section 4.10(d), (e) or (h) that such Lender is not legally eligible to deliver.

(j) If any successor Administrative Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such successor Administrative Agent shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with a properly completed and duly executed original of IRS Form W-9 confirming that the successor Administrative Agent is exempt from U.S. federal backup withholding. If any successor Administrative Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then such successor Administrative Agent shall, on or prior to the date on which it becomes the Administrative Agent, provide the Borrower with (i) with respect to payments made to the successor Administrative Agent for its own account, a properly completed and duly executed original IRS Form W-8ECI (or other applicable IRS Form W-8), and (ii) with respect to payments made to the successor Administrative Agent on behalf of the Lenders, a properly completed and duly executed original IRS Form W-8IMY confirming that the successor Administrative Agent agrees to be treated as a “United States person” for U.S. federal withholding tax purposes. The successor Administrative Agent shall, promptly upon the obsolescence, expiration, inaccuracy or invalidity of any form previously delivered by the successor Administrative Agent under this clause (j), deliver promptly to the Borrower an updated form or promptly notify the Borrower in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in this clause (j), the Administrative Agent shall not be required to provide any documentation under this clause (j) that it is legally ineligible to provide as a result of a change in applicable law occurring after the Amendment No. 6 Effective Date.

(k) ~~(i)~~ The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder or under any other Loan Document.

(l) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 4.10.

(m) Solely for purposes of determining withholding taxes imposed under FATCA, from and after the Amendment No. 6 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and any Loans made thereunder (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(n) For purposes of this Section 4.10, the term “Lender” includes the Issuing Lender.

4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of, or a conversion from, Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto or (d) any other default by the Borrower in the repayment of such Eurodollar Loans when and as required pursuant to the terms of this Agreement. Such indemnification may include an amount (other than with respect to clause (d)) equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9 or 4.10(a), (b) or (c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage or any unreimbursed costs or expenses; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.9 or 4.10(a), (b) or (c). The Borrower hereby agrees to pay all reasonable, documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation.

4.13 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 4.9 or 4.10(a) (such Lender, an “Affected Lender”), (b) is a Non-Consenting Lender or (c) is a Defaulting Lender, with a replacement financial institution or other entity; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) in the case of an Affected Lender, prior to any such replacement, such Lender shall have taken no action under Section 4.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.9 or 4.10(a), (iv) the replacement financial institution or entity shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 4.11 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution or entity shall be an Eligible Assignee, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that, except in the case of clause (c) hereof, the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.9 or 4.10(a), as the case may be, (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (x) in the case of a Non-Consenting Lender, the replacement financial institution or entity shall consent at the time of such assignment to each matter in respect of which the replaced Lender was a Non-Consenting Lender.

4.14 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Administrative Agent, on behalf of the Borrower (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), the assigning Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower), shall maintain the Register (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), a Related Party Register), in each case pursuant to Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded ~~(i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent (or, in the case of an assignment not required to be recorded in the Register in accordance with the provisions of Section 11.6(d), the assigning Lender) hereunder from the Borrower and each Lender’s share thereof~~the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time.

(c) ~~The entries made in the Register (or where applicable, the Related Party Register) and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register (or where applicable, the Related Party Register) or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.~~[Reserved]

(d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibit E-1, E-2 or E-3, respectively, with appropriate insertions as to date and principal amount.

4.15 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue, amend, extend, renew or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

5.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at July 3, 2011 and the unaudited pro forma consolidated income statements for the twelve month period ending as at such date (the “Zarlink Pro Forma Financial Statements”), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Zarlink Acquisition and the Refinancing, (ii) the Term Loans to be made under this Agreement on the Restatement Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Financial Statements have been prepared in good faith based on the assumptions set forth therein, which the Borrower believed to be reasonable assumptions at the time such Pro Forma Financial Statements were prepared, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at and for each of the dates and periods set forth above, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) (i) The audited consolidated balance sheets of the Borrower and its Subsidiaries (other than Zarlink and its Subsidiaries) for each of the 2008, 2009 and 2010 fiscal years, and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal years, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for such fiscal years. (ii) The unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries (other than Zarlink and its Subsidiaries) for the fiscal quarters ending January 2, 2011, April 3, 2011 and July 3, 2011 and for each fiscal quarter ended after the second fiscal quarter of 2011 and at least forty-five (45) days (or, in the case of the fiscal quarter that occurs at the end of the 2011 fiscal year, ninety (90) days) prior to the Restatement Date, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the period then ended (subject to normal year-end audit adjustments and the absence of footnotes). (iii) All such financial statements delivered pursuant to clauses (b)(i) and (b)(ii) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except, with respect to clause (b)(i), as approved by the aforementioned firm of accountants and disclosed therein, with respect to clause (b)(ii), as disclosed therein).

(c) (i) The audited consolidated balance sheets of Zarlink and its Subsidiaries for the 2009, 2010 and 2011 fiscal years, and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal years, reported on by and accompanied by an unqualified report from Deloitte and Touche LLP, to the best knowledge of the Borrower, present fairly in all material respects the consolidated financial condition of Zarlink and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for such fiscal years. (ii) The unaudited consolidated balance sheets and related statements of income and cash flows of Zarlink and its Subsidiaries, to the extent delivered pursuant to Section 4(c) of Amendment No. 2, for each fiscal quarter ended after the second fiscal quarter of 2011 and at least forty-five (45) days (or, in the case of the fiscal quarter that occurs at the end of the 2011 fiscal year, ninety (90) days) prior to the Restatement Date, to the best knowledge of the Borrower, present fairly in all material respects the consolidated financial condition of Zarlink and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the period then ended (subject to normal year-end audit adjustments and the absence of footnotes). (iii) All such financial statements delivered pursuant to clauses (c)(i) and (c)(ii) above, including the related schedules and notes thereto, to the best knowledge of the Borrower, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except, with respect to clause (c)(i), as approved by the aforementioned firm of accountants and disclosed therein and, with respect to clause (c)(ii) as disclosed therein).

(d) The most recent financial statements referred to in clause (b)(i) disclose in accordance with GAAP or other applicable accounting standards all material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives.

5.2 No Change. Since October 3, 2010, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

5.3 Corporate Existence; Compliance with Law. Except as permitted under Section 8.4, each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, (d) is in compliance with the terms of its Organizational Documents and (e) is in compliance with the terms of all Requirements of Law and all Governmental Authorizations, except to the extent that any failure under clause (a) (with respect to any Group Member that is not a Loan Party) or clauses (b) through (e) to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational and other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this

Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (a) consents, authorizations, filings and notices described in Schedule 5.4, which consents, authorizations, filings and notices have been, or will be, obtained or made and are in full force and effect on or before the Restatement Date, and all applicable waiting periods shall have expired, in each case without any action being taken by any Governmental Authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions, other than any such consent, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect, and (b) the filings referred to in Section 5.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate (a) its Organizational Document, (b) any Requirement of Law, Governmental Authorization or any Contractual Obligation of any Group Member and (c) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to its Organizational Documents, any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and the Permitted Liens), except for any violation set forth in clauses (b) or (c) which could not reasonably be expected to have a Material Adverse Effect.

5.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, which would in any respect impair the enforceability of the Loan Documents, taken as a whole or (b) that could reasonably be expected to have a Material Adverse Effect.

5.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

5.8 Ownership of Property; Liens. Each Group Member has title in fee simple (or local law equivalent) to all of its owned real property, a valid leasehold interest in all its leased real property, and good title to, or a valid leasehold interest in, license of, or right to use, all its other tangible Property material to its business, in all material respects, and no such Property is subject to any Lien except as permitted by Section 8.3. As of the Restatement Date, no condemnation has been commenced or, to the Borrower’s knowledge, is contemplated with respect to all or any portion of any real property a Group Member has an interest in or for the relocation of roadways providing access to such property.

5.9 Intellectual Property. All Intellectual Property owned by the Group Members is owned free and clear of all Liens (other than (i) as permitted by Section 8.3, (ii) licenses listed on Schedule 5.9, (iii) other licenses granted in the ordinary course of business (including in connection with the sale or provision by Group Members of products or services), (iv) the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (v) licenses under which a Group Member is the licensor in existence as of the date hereof (including in connection with the sale or provision by a Group Member of products or services) and (vi) licenses to other Group Members). Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of any Loan Party: (a) the conduct of, and the use of Intellectual Property in, the business of the Group Members (including the products and services of the Group Members) does not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any other Person; (b) in the last two (2) years, there has been no such claim asserted in writing (including in the form of offers or invitations to obtain a license) asserted or, to the knowledge of any Loan Party, threatened against any Group Member; (c) there is no valid basis for a claim of infringement, misappropriation, or other violation of Intellectual Property rights against any Group Member; (d) no Person is infringing, misappropriating, or otherwise violating any Intellectual Property of any Group Member, and there has been no such claim asserted or threatened against any third party by any Group Member, or to the knowledge of any Loan Party, any other Person; (e) no Software included in the Collateral is subject to the terms of any “open source” or other similar license that provides for any source code of such Software to be disclosed, licensed, publicly distributed, or dedicated to the public; and (f) each Group Member has at all times complied with all applicable laws, as well as its own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by such Group Member.

5.10 Taxes. Each Loan Party has filed or caused to be filed all federal, state and other material tax returns that are required to be filed by it and all such tax returns are true, correct, and complete in all material respects; each Loan Party has paid all federal, state and other material taxes and any assessments made against it or any of its property by any Governmental Authority (other than any which are not yet due or the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party); no tax Lien has been filed (other than for taxes not yet due or the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Loan Party) and, no Loan Party is aware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

5.11 Federal Regulations. No part of the proceeds of any extension of credit under this Agreement will be used for any purpose that violates or would be inconsistent with the provisions of Regulation T, U or X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

5.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act, as amended, or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

5.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code except where such “accumulated funding deficiency” or failure could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien against the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or a Multiemployer Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $50,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

5.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board, as amended) that limits its ability to incur Indebtedness.

5.15 Subsidiaries. (a) Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Restatement Date, Schedule 5.15 sets forth (i) the name and jurisdiction of formation or incorporation of each Group Member and, as to each such Group Member (other than the Borrower and Zarlink and its Subsidiaries), states the authorized and issued capitalization of such Group Member, the beneficial and record owners thereof and the percentage of each class of Capital Stock owned by any Loan Party and (ii) each Immaterial Subsidiary as of the Restatement Date, (b) except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Restatement Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, independent contractors or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Group Member (other than the Borrower and Zarlink and its Subsidiaries), except as created by the Loan Documents or as permitted hereby, and (c) as of the Restatement Date, each Domestic Subsidiary that is not a Subsidiary Guarantor is an Immaterial Subsidiary. Except as listed on Schedule 5.15, as of the Restatement Date, no Group Member owns any interests in any joint venture, partnership or similar arrangements with any Person (other than Zarlink and its Subsidiaries).

5.16 Use of Proceeds. The proceeds of any New Term Loans made on the Amendment No. 5 Effective Date shall be used to refinance the Existing Initial Term Loans and to pay related fees and expenses. Prior to and after the Amendment No. 5 Effective Date, the proceeds of the Revolving Loans shall be used, together with the proceeds of the Swingline Loans and the Letters of Credit, for general corporate purposes of the Borrower and its Subsidiaries.

5.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law;

(b) no Group Member has received any written notice of violation, nor has knowledge of any alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties by any Group Member or, to the Borrower’s knowledge, by any other person in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of by any Group Member or, to the Borrower’s knowledge, by any other person at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or, to the Borrower’s knowledge, will be named as a party with respect to the Properties or the business operated by any Group Member, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business operated by any Group Member;

(e) there has been no release or threat of release of Materials of Environmental Concern by any Group Member or, to the Borrower’s knowledge, by any other person at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the business operated by any Group Member, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five (5) years been in compliance, with all applicable Environmental Laws; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

5.18 Accuracy of Information, etc. No written statement contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, when taken as a whole, contained as of the date such statement, information, document or certificate was furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made after giving effect to any supplements thereto; provided, however, that (a) with respect to the projections, other pro forma financial information and information of a general economic or industry-specific nature contained in the materials referenced above, the Borrower represents only that the same were prepared in good faith and are based upon assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and (b) on or prior to the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, the representations and warranties in this Section 5.18 with respect to Zarlink, its Subsidiaries and their business shall only be made to the best knowledge of the Borrower.

5.19 Security Documents. (a) The Guarantee and Collateral Agreement and each other Security Document is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral described therein and proceeds thereof (to the extent a security interest can be created therein under the Uniform Commercial Code). In the case of the Pledged Equity Interests described in the Guarantee and Collateral Agreement and each Foreign Pledge Agreement, when stock or interest certificates representing such Pledged Equity Interests (along with properly completed stock or interest powers endorsing the Pledged Equity Interest and executed by the owner of such shares or interests are delivered to the Collateral Agent) or such other actions specified in each Foreign Pledge Agreement are taken, and in the case of the other Collateral described in the Guarantee and Collateral Agreement or any other Security Document (other than deposit accounts), when financing statements and other filings specified on Schedule 5.19 in appropriate form are filed in the offices specified on Schedule 5.19, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except Liens permitted by Section 8.3). In the case of Collateral that consists of deposit accounts, when a Control Agreement is executed and delivered by all parties thereto with respect to such accounts, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, prior and superior to any other Person except as provided under the applicable Control Agreement with respect to the financial institution party thereto.

(b) Each of the Mortgages (if any) is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified therein, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except Liens permitted by Section 8.3). Schedule 5.19(b) lists, as of the Restatement Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries that has a value, in the reasonable opinion of the Borrower, in excess of $10,000,000.

5.20 Solvency. The Borrower and the other Loan Parties (on a consolidated basis), after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith, will be and will continue to be Solvent.

5.21 Senior Indebtedness. The Obligations constitute “senior debt,” “senior indebtedness,” “designated senior debt”, “guarantor senior debt” or “senior secured financing” (or any comparable term) of each Loan Party under and as defined in any Junior Financing Documentation.

5.22 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Zarlink Offer Documents, as applicable, including any amendments, supplements or modifications with respect to any of the foregoing.

5.23 Anti-Terrorism Laws. (a) ~~No Loan Party, or, to~~None of the ~~knowledge of~~Borrower, any Loan Party~~, any of its Subsidiaries~~ or any of their respective Subsidiaries or their respective directors or officers (limited, in the case of directors and officers of Subsidiaries of the Borrower, to the knowledge of a Responsible Officer of the Borrower), nor, to the knowledge of a Responsible Officer of the Borrower, any of their respective employees, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) None of the ~~Loan Parties~~Borrower, any Loan Party or any of their respective Subsidiaries or their respective directors or officers (limited, in the case of directors and officers of Subsidiaries of the Borrower, to the knowledge of a Responsible Officer of the Borrower), nor, to the knowledge of ~~the Loan Parties, any Subsidiaries of any Loan Party or~~a Responsible Officer of the Borrower, any of their respective employees or agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v) a Person that is named as a “specially designated national” on the most current list published by the United States Treasury Department’s Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi) a Person who is affiliated or associated with a person listed above.

(c) ~~No Loan Party, or to~~None of the ~~knowledge of any Loan Party, any of its~~Borrower, any Loan Party or any of their respective Subsidiaries or their respective directors or officers (limited, in the case of directors and officers of Subsidiaries of the Borrower, to the knowledge of a Responsible Officer of the Borrower), nor, to the knowledge of a Responsible Officer of the Borrower, any of their respective employees or agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

5.24 Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it on the Restatement Date is subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit on the Restatement Date, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) Amendment No. 2 (to which this Exhibit A is attached), executed and delivered by the Borrower, the Administrative Agent, the Collateral Agent and each Requisite Lender (as defined therein), (ii) the Reaffirmation Agreement, executed and delivered by the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Collateral Agent, and all other documentation required to be executed in connection therewith, (iii) the Intercompany Note, executed and delivered by each Loan Party not already a party thereto, (iv) a perfection certificate in customary form and substance and (v) a Note issued in the name of Morgan Stanley Senior Funding, Inc.

(b) Transactions. The following transactions shall have been or shall concurrently be consummated, in each case on terms and conditions reasonably satisfactory to each Agent and each Lender:

(i) (x) The first take-up of Zarlink Shares pursuant to the Zarlink Offer shall be effected concurrently with the funding of the Loans, (A) in compliance with law in all material respects and (B) in accordance with the Zarlink Offer Documents in all material respects and (y) the Zarlink Offer Documents shall be in full force and effect with no provisions thereof (or, as the case may be, schedules or exhibits thereto) amended, waived or otherwise modified or supplemented (including any change in the purchase price or any reduction in the minimum tender offer condition, but excluding any Zarlink Offer Extension) that is materially adverse to the interests of the Lenders or the Lead Arranger without the prior written consent of the Lead Arranger and the Administrative Agent (which approval shall not be unreasonably withheld, delayed or conditioned);

(ii) The Borrower shall have furnished to the Lead Arranger and the Administrative Agent reasonably detailed calculations of the Zarlink Acquisition Consideration Blocked Amount, if any, as of the Restatement Date (after giving effect to the first take-up of the Zarlink Shares pursuant to the Zarlink Offer and the payments to be made in connection therewith) and shall certify that the remaining commitment under the Revolving Facility and the Term Facility (after the refinancing of the Existing Initial Term Loans and after the reductions thereto on the Restatement Date), if any, and cash on hand of the Borrower, Zarlink and their respective Subsidiaries shall equal or exceed the Zarlink Acquisition Consideration Blocked Amount, if any;

(iii) The Administrative Agent shall have a first priority perfected lien on the Zarlink Acquisition Consideration Blocked Amount, if any; and

(iv) The Lead Arranger shall have received or shall concurrently receive reasonably satisfactory evidence that no Group Members (excluding Zarlink and its Subsidiaries) shall have any Indebtedness or preferred Disqualified Capital Stock outstanding other than pursuant to the Loan Documents or Indebtedness permitted pursuant to Section 8.2 hereof.

(c) Pro Forma Financial Statements; Financial Statements. The Lead Arranger shall have received (i) the Zarlink Pro Forma Financial Statements and (ii) the pro forma forecasts of the financial performance of the Borrower and its Subsidiaries, (x) on an annual basis, through the Term Loan Maturity Date (as in effect on the Restatement Date) and (y) on a quarterly basis, through the first year following the Restatement Date. The Lead Arranger has received the other financial statements described in Section 5.1 (it being agreed that (i) the financial statements of the Borrower for each of the 2008, 2009 and 2010 fiscal years and Zarlink for each of the 2009, 2010 and 2011 fiscal years, (ii) the financial statements of the Borrower for the fiscal quarters ending

January 2, 2011, April 3, 2011 and July 3, 2011 have been received and (iii) with respect to Zarlink, financial statements shall only be required pursuant to Section 5.1 to the extent such financial statements become available to the Borrower either publicly or by delivery of such financial statements by Zarlink or its Subsidiaries to the Borrower).

(d) Approvals. All necessary material governmental and third party consents and approvals (including, without limitation, under the Investment Canada Act and the Competition Act Canada, if required) required to be obtained by the Borrower and its Subsidiaries for the Zarlink Offer to be consummated shall have been obtained and be effective and all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority.

(e) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 8.3 or discharged on or prior to the Restatement Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(f) Fees. The Lenders, the Lead Arranger and the Agents shall have received all fees required to be paid and all accrued reasonable, documented out-of-pocket expenses required hereunder to be paid and for which invoices have been presented (including the reasonable fees and expenses of legal counsel) in respect of the Transactions, on or before the Restatement Date.

(g) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Restatement Date, substantially in the form of Exhibit F, with appropriate insertions and attachments including the certificate of incorporation or certificate of formation, as applicable, of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party.

(h) Legal Opinions. The Administrative Agent shall have received (i) the legal opinion of O’Melveny & Myers LLP counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit G-1 and (ii) the legal opinion of Baker & Daniels LLP, Indiana counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit G-2. Such legal opinion shall cover such other matters incident to the transactions contemplated by Amendment No. 2 and this Agreement as the Administrative Agent may reasonably require that are customary for transactions of this kind.

(i) Pledged Equity Interests; Stock Powers; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, if applicable, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement, but excluding any Intellectual Property Security Agreement) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation.

(k) Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit J, executed as of the Restatement Date by the chief financial officer of the Borrower.

(l) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

(m) Patriot Act, Etc. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by the Administrative Agent.

(n) Zarlink Closing Date Material Adverse Effect. Since July 19, 2011, there has been no development or event that has had or could reasonably be expected to have a Zarlink Closing Date Material Adverse Effect and the Zarlink Offer shall not cause a Zarlink Closing Date Material Adverse Effect.

(o) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to Sections 5.3(a) and (b), 5.4, 5.5, 5.11, 5.14, 5.15(c), 5.19 and 5.20 shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date).

(p) Zarlink Acquisition Agreement Representations and Warranties. Each of the representations and warranties made by Zarlink in the Zarlink Acquisition Agreement that are material to the interests of the Lenders shall be true and correct as of such date as if made on and as of such date, but solely to the extent the Borrower or Zarlink Offeror has the right (without regard to any notice requirement) to terminate its obligations under the Acquisition Agreement (or would be permitted to decline to consummate the Zarlink Offer or the Zarlink Compulsory Acquisition or the Zarlink Subsequent Acquisition Transaction, as the case may be) as a result of a breach or inaccuracy of any such representation or warranty in the Zarlink Acquisition Agreement.

(q) Notices. The Borrower shall have delivered to the Administrative Agent the notice of borrowing for the extension of credit in accordance with this Agreement.

Notwithstanding anything to the contrary contained above in this Section 6.1, to the extent any Collateral is not provided (or any related required actions under this Section 6.1 are not taken) on the Restatement Date after the Loan Parties’ use of commercially reasonable efforts to do so, the delivery of such Collateral (and the taking of the related required actions) shall not constitute a condition precedent to the effectiveness of this Agreement on the Restatement Date but shall instead be required to be delivered (or taken) after the Restatement Date in accordance with the requirements of Section 7.10, except that (A) with respect to the perfection of security interests in UCC Filing Collateral, the Borrower shall be obligated to deliver or cause to be delivered necessary Uniform Commercial Code financing statements to the Collateral Agent in proper form for filing and to irrevocably authorize and to cause the applicable Loan Parties to irrevocably authorize, the Collateral Agent to file necessary Uniform Commercial Code financing statements and (B) with respect to perfection of security interests in Stock Certificates (other than Stock Certificates of Zarlink or any of its Subsidiaries), the Borrower shall be obligated to use commercially reasonable efforts to deliver to the Collateral Agent Stock Certificates together with undated stock powers in blank (or other appropriate procedures under Canadian law).

6.2 Conditions to Each Extension of Credit After the Restatement Date. The agreement of each Lender to make any extension of credit requested to be made by it on any date after the Restatement Date is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c) No Legal Bar. No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any extension of credit to be made by it.

(d) Notices. The Borrower shall have delivered to the Administrative Agent and, if applicable, the Issuing Lender or the Swingline Lender, the ~~notice of borrowing~~Committed Loan Notice, Swingline Loan Notice or Application, as the case may be, for such extension of credit in accordance with this Agreement.

(e) Pro Forma Compliance with Financial Covenants. The Borrower shall be in pro forma compliance with the Financial Covenants (assuming for this purpose that a Compliance Date has occurred) after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied.

SECTION 7. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding, or any Loan or other amount is owing to any Lender or Agent hereunder (other than unasserted contingent indemnification obligations, Letters of Credit that have been Cash Collateralized and any amount owing under Specified Hedge Agreements), the Borrower shall and shall cause each of its Subsidiaries to:

7.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within ninety (90) days (or such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of annual reports on Form 10-K) after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income or operations, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event on the date forty-five (45) days (or such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of annual reports on Form 10-Q) after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income or operations, stockholders’ equity (to the extent required on Form 10-Q) and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operation, stockholders’ equity and cash flows of the Borrower in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Documents required to be delivered pursuant to Section 7.1(a) or (b) or Section 7.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 5.9; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, (x) to the extent the Administrative Agent or any Lender so requests, the Borrower shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to herein, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.2 Certificates; Other Information. Furnish to the Administrative Agent, the Collateral Agent (as applicable) and each Lender (or, in the case of clause (i), to the relevant Lender):

(a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a report of independent registered public accounting firm reporting on such financial statements stating that in making the examination necessary in connection therewith, no knowledge was obtained of any Default or Event of Default, except as specified in such report (which report may be limited to accounting matters and disclaim responsibility for legal interpretations);

(b) concurrently with the delivery of any financial statements pursuant to Section 7.1, (i) a certificate of a Responsible Officer of the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) to the extent not previously disclosed and delivered to the Administrative Agent and the Collateral Agent, a listing of any Intellectual Property which is the subject of a federal registration or federal application (including Intellectual Property included in the Collateral which was theretofore unregistered and becomes the subject of a federal registration or federal application) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (ii) (or, in the case of the first such list so delivered, since the Original Closing Date), promptly deliver to the Administrative Agent and the Collateral Agent an agreement evidencing the security interest created in such Intellectual Property suitable for recordation in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or such other instrument in form and substance reasonably acceptable to the Administrative Agent, and undertake the filing of any instruments or statements as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property and (iii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Applicable Margin for Revolving Loans and Swingline Loans and the Commitment Fee Rate; provided that, beginning with the fiscal quarter ending March 31, 2013, the Borrower shall only be required to illustrate compliance with the Financial Covenants if a Compliance Date has occurred on the last day of the applicable fiscal quarter.

(c) as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year shown on a quarterly basis (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto and projected covenant compliance levels) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based on reasonable estimates, information and assumptions at the time prepared;

(d) if the Borrower is not then a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within forty-five (45) days after the end of each fiscal quarter of the Borrower (or ninety (90) days, in the case of the last fiscal quarter of any fiscal year), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e) promptly after the same are sent, copies of all financial statements, reports and material notices that the Borrower sends to the holders of any class of its Indebtedness or public equity securities and, promptly after the same are filed, copies of all annual, regular or periodic and special reports and registration statements which the Loan Parties may file or be required to file with the SEC and not otherwise required to be delivered to the Administrative Agent pursuant hereto, and, promptly, and in any event within five (5) Business Days, after receipt thereof by the Borrower or any Subsidiary thereof, copies of each written notice or other correspondence received from the SEC or comparable agency in any applicable foreign jurisdiction concerning any investigation or potential investigation or other inquiry by such agency regarding the financial or other operational results of the Borrower or any Subsidiary thereof;

(f) promptly, after any request by the Administrative Agent, any final “management” letter submitted by such accountants to the board of directors of the Borrower in connection with their annual audit; and

(g) promptly, such additional financial and other information regarding the business, financial or corporate affairs of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request, including, without limitation, other information with respect to the Patriot Act.

7.3 Payment of Taxes. Pay all federal, state, provincial and other material taxes, assessments, fees or other charges imposed on it or any of its property by any Governmental Authority before they become delinquent, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

7.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence except as permitted hereunder and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, including, without limitation, all necessary Governmental Authorizations, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations, Organizational Documents and Requirements of Law (including, without limitation, and as applicable, ERISA, Canadian Pension Plans, Canadian Benefit Plans, Canadian Multiemployer Pension Plans, Canadian Retiree Benefit Plans, the Code and the ITA) except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.5 Maintenance of Property; Insurance. (a) Keep all material Property useful and necessary in its business in good working order and condition, ordinary wear and tear and obsolescence excepted and (b) maintain insurance with financially sound and reputable insurance companies (i) on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (ii) required pursuant to the Security Documents. The Borrower will furnish to the Administrative Agent, upon request, information in reasonable detail as to the insurance so maintained.

7.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent who may be accompanied by any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired upon reasonable advance notice to the Borrower and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants (provided that the Borrower or its Subsidiaries may, at their option, have one or more employees or representatives present at any discussion with such accountants); provided that unless an Event of Default has occurred or is continuing, only one (1) such visit in any calendar year shall be at the Borrower’s expense.

7.7 Notices. Promptly give notice to the Administrative Agent of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member that could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Group Member (i) in which the amount claimed against any Group Member or more and not covered by insurance exceeds $15,000,000, (ii) in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

(d) the following events, as soon as possible and in any event within thirty (30) days after a Responsible Officer of the Borrower obtains actual knowledge thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any Single Employer Plan or Multiemployer Plan, the creation of any Lien against the Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan or Multiemployer Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

7.8 Environmental Laws. (a) Comply with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.9 [RESERVED].

7.10 Post-Closing; Additional Collateral, etc. (a) With respect to any property acquired after the Original Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c), (d) or (e) below, (y) property acquired by any Immaterial Subsidiary, any Foreign Subsidiary or from the Restatement Date until the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, Zarlink and its Subsidiaries) and (z) property that is not required to become subject to Liens in favor of the Collateral Agent pursuant to the Loan Documents) that has an individual fair market value (as determined in good faith by the Borrower) in excess of $1,000,000 as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the applicable Security Document or such other documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property, (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of

Uniform Commercial Code financing statements in such jurisdictions as may be required by the applicable Security Document or by law and, in the case of Intellectual Property (other than pursuant to clause (f) below), the recordation of an agreement evidencing the security interest created in such Intellectual Property suitable for recordation in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or such other instrument in form and substance reasonably acceptable to the Administrative Agent, or as may be requested by the Collateral Agent, and (iii) if reasonably requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be customary in form and substance and from counsel reasonably satisfactory to the Collateral Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $10,000,000 acquired after the Original Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 8.3(g) and (y) real property acquired by any Immaterial Subsidiary, Foreign Subsidiary or from the Restatement Date until the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, Zarlink and its Subsidiaries), promptly (i) execute and deliver a first priority Mortgage subject to Liens permitted under Section 8.3 hereof, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably acceptable to the Collateral Agent, provided that in jurisdictions that impose mortgage recording taxes, the Security Documents shall not secure indebtedness in an amount exceeding 120% of the fair market value of the Mortgaged Property, as reasonably determined in good faith by the Loan Parties and reasonably acceptable to Collateral Agent), as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels deemed necessary or reasonably advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent and (iv) deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower certifying as to whether or not such Mortgage will encumber improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, and, if so, confirming that such insurance has been obtained, which certificate shall be in a form and substance reasonably satisfactory to the Borrower.

(c) With respect to any new Subsidiary (other than (i) a Foreign Subsidiary or an Immaterial Subsidiary and (ii) from the Restatement Date until the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, Zarlink and its Subsidiaries) created or acquired after the Original Closing Date by any Group Member (except that, for the purposes of this paragraph (c), the term Subsidiary shall include any existing Subsidiary that ceases to be a Foreign Subsidiary or an Immaterial Subsidiary), promptly (i) execute and deliver to the Collateral Agent such Security Documents as the Administrative Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new

Subsidiary that is owned by any Group Member, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the applicable Security Documents, (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject to Liens permitted by Section 8.3 hereof) in all or substantially all, or any portion of the property of such new Subsidiary that is required to become subject to a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents as the Administrative Agent shall determine, in its reasonable discretion, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent and (C) to deliver to the Collateral Agent a certificate of such Subsidiary, substantially in the form of Exhibit F, with appropriate insertions and attachments, and (iv) if requested by the Collateral Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent.

(d) (i) With respect to Zarlink and its Subsidiaries, within ninety (90) days after the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, the Collateral Agent shall have received executed copies of all documents necessary or desirable to perfect the Collateral Agent’s Liens on the Capital Stock (if any) of any “first-tier” Foreign Subsidiary granted pursuant to the Guarantee and Collateral Agreement and each Foreign Pledge Agreement pursuant to the law of such Foreign Subsidiary’s jurisdiction of formation (excluding any Immaterial Subsidiary or Foreign Subsidiary excluded pursuant to Section 7.10(g)); provided that, in no event shall more than 65% of the voting Capital Stock of any such Foreign Subsidiary be required to be pledged pursuant to this Section 7.10(d)(i).

(ii) With respect to any new “first-tier” Foreign Subsidiary created or acquired after the Original Closing Date (other than any new Foreign Subsidiary that is an Immaterial Subsidiary or any Foreign Subsidiary excluded pursuant to Section 7.10(d) or 7.10(g)) by any Group Member (other than by any Group Member that is a Foreign Subsidiary), promptly (A) execute and deliver to the Collateral Agent such Security Documents as the Collateral Agent deems necessary or reasonably advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (B) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and take such other action as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest therein, and (C) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance and from counsel reasonably satisfactory to the Collateral Agent.

(e) Within ninety (90) days after the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, the Administrative Agent shall have received executed Control Agreements with respect to each deposit or bank account of Zarlink and its Subsidiaries (but only to the extent such Person is, or is required to become, a Subsidiary Guarantor) in each jurisdiction where such Control Agreements are required to perfect a security interest in deposit or bank accounts maintained at such bank and in each other jurisdiction where such arrangements are available as a method by which to control the disposition or direction of funds in such deposit or bank account upon the occurrence and during the continuance of an Event of Default, subject to any exceptions set forth in the Guarantee and Collateral Agreement.

(f) With respect to Zarlink and its Subsidiaries (but only to the extent such Person is, or is required to become, a Subsidiary Guarantor), within ninety (90) days after the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, the Administrative Agent shall have received executed Intellectual Property Security Agreements, and within thirty (30) days thereafter, evidence of recordation of the Intellectual Property Security Agreements in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or such other instrument in form and substance reasonably acceptable to the Administrative Agent, or as may be requested by the Collateral Agent.

(g) Notwithstanding anything to the contrary in this Section 7.10, paragraphs (a), (b), (c), (d), (e) and (f) of this Section 7.10 shall not apply to (i) any property, new Subsidiary or new Foreign Subsidiary created or acquired after the Original Closing Date, as applicable, as to which the Administrative Agent has reasonably determined that (A) the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein, (B) under the law of such Foreign Subsidiary’s jurisdiction of formation, it is unlikely that the Collateral Agent would have the ability to enforce such security interest if granted or (C) such security interest would violate any applicable law; or (ii) any property which is otherwise excluded or excepted under the Guarantee and Collateral Agreement or any corresponding section of any Foreign Security Document.

(h) Within thirty (30) days following the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, the Borrower shall deliver an updated Schedule 5.15 accounting for Zarlink and its Subsidiaries.

(i) To the extent any action which would otherwise have been required to be taken pursuant to Section 6.1(i) or (j) have not been taken on or prior to the Restatement Date as permitted by Section 6.1, then the Borrower shall cause all such actions to be taken as promptly as practicable after the Restatement Date; provided that, in any event, such actions shall be required to be completed within ninety (90) days after the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, in each case as such dates may be extended (with respect to a given action or actions) at the sole discretion of the Administrative Agent.

7.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent or the Collateral Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent, the

Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the reasonable exercise by the Administrative Agent, the Collateral Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Secured Party may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

7.12 Rated Credit Facility; Corporate Ratings. Use commercially reasonable efforts to (a) cause the Facilities to be continuously rated by S&P and Moody’s and (b) cause the Borrower to continuously receive a Corporate Family Rating and Corporate Rating.

7.13 Use of Proceeds. The Borrower shall use the proceeds of the Loans, together with the proceeds of the Swingline Loans and the Letters of Credit, solely as set forth in the recitals to this Agreement.

~~7.14 [RESERVED](a)         .~~

~~7.15 [RESERVED].~~

SECTION 8. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder (other than unasserted contingent indemnification obligations, Letters of Credit that have been Cash Collateralized and any amount owing under Specified Hedge Agreements), the Borrower shall not, and shall not permit any of its Subsidiaries to:

8.1 Financial Condition Covenants.

(a) Consolidated Leverage Ratio. Without the written consent of the Majority Facility Lenders under the Revolving Facility, permit the Consolidated Leverage Ratio as of the last day of any period of four (4) consecutive fiscal quarters of the Borrower (i) ending December 31, 2012, to exceed 3.25 to 1.00 and (ii) each fiscal quarter thereafter on which a Compliance Date has occurred, to exceed 4.75 to 1.00.

(b) Consolidated Fixed Charge Coverage Ratio. Without the written consent of the Majority Facility Lenders under the Revolving Facility, permit the Consolidated Fixed Charge Coverage Ratio for any period of four (4) consecutive fiscal quarters of the Borrower (i) ending December 31, 2012, to be less than 2.00 to 1.00 and (ii) each fiscal quarter thereafter on which a Compliance Date has occurred, to be less than 1.00 to 1.00.

8.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) unsecured Indebtedness of (i) any Loan Party owed to any other Loan Party; (ii) any Loan Party owed to any Group Member; (iii) any Group Member that is not a Loan Party owed to any other Group Member that is not a Loan Party; and (iv) subject to Section 8.7(g), any Group Member that is not a Loan Party owed to a Loan Party; provided, that, in the case of clauses (i) and (iv), any such Indebtedness is evidenced by, and subject to the provisions of, an Intercompany Note;

(c) Guarantee Obligations incurred in the ordinary course of business by (i) any Group Member that is a Loan Party of obligations of the Borrower, any Subsidiary Guarantor and, subject to Section 8.7(g), of any Group Member that is not a Loan Party and (ii) any Group Member that is not a Loan Party of obligations of the Borrower, any Subsidiary Guarantor and any other Group Member;

(d) Indebtedness outstanding on the Restatement Date and listed on Schedule 8.2 and any Permitted Refinancing thereof;

(e) Indebtedness (including, without limitation, Capital Lease Obligations) of the Borrower or any Subsidiary secured by Liens permitted by Section 8.3(g) in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

(f) Hedge Agreements permitted under Section 8.11;

(g) Indebtedness of the Borrower or any Subsidiary in respect of performance, bid, surety, indemnity, appeal bonds, completion guarantees and other obligations of like nature and guarantees and/or obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case securing obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with insurance or similar requirements) provided in the ordinary course of business;

(h) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(i) Indebtedness of a Person existing at the time such Person became a Subsidiary of any Loan Party (such Person, an “Acquired Person”), together with all Indebtedness assumed by the Borrower or any of its Subsidiaries in connection with any acquisition permitted under Section 8.7, but only to the extent that (i) such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary of such Loan Party or such acquisition, (ii) any Liens securing such Indebtedness attach only to the assets of the Acquired Person and (iii) the aggregate principal amount of such Indebtedness does not exceed $75,000,000 at any one time outstanding;

(j) Earn-Out Obligations;

(k) Junior Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $75,000,000 at any one time outstanding; provided that, (i) after giving pro forma effect to the incurrence of such Indebtedness, the Borrower shall be in compliance with each of the covenants set forth in Section 8.1 (assuming for this purpose that a Compliance Date has occurred) as of the date of the most recent financial statements delivered pursuant to Section 7.1(a) or (b) and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence;

(m) Indebtedness of the Borrower or any Subsidiary that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with acquisitions or sales of assets and/or businesses;

(n) [RESERVED];

(o) Indebtedness arising from judgments or decrees not constituting an Event of Default under Section 9.1(h);

(p) Indebtedness of Foreign Subsidiaries in an aggregate principal amount (for all Foreign Subsidiaries) not to exceed $75,000,000 at any time outstanding; and

(q) other Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not in excess of $40,000,000 at any time outstanding.

8.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes, assessments, charges or other governmental levies not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) Liens imposed by law, including, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than sixty (60) days (or, if more than sixty (60) days overdue, no action has been taken to enforce such Lien) or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, or letters of credit or guarantees issued in respect thereof, other than any Lien imposed by ERISA with respect to a Single Employer Plan or Multiemployer Plan;

(d) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or letters of credit or guarantees issued in respect thereof;

(e) easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens in existence on the Restatement Date listed on Schedule 8.3 and any renewals or extensions thereof; provided that no such Lien is spread to cover any additional property after the Restatement Date and the Indebtedness secured thereby is permitted by Section 8.2(d);

(g) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 8.2(e) to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

(h) Liens created pursuant to the Security Documents or any other Loan Document;

(i) Liens approved by Collateral Agent appearing on Schedule B to the policies of title insurance being issued in connection with the Mortgages;

(j) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(k) licenses, leases or subleases granted to third parties or Group Members in accordance with any applicable terms of the Security Documents and in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the Collateral or materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries;

(l) Liens securing judgments not constituting an Event of Default under Section 9.1(h) or securing appeal or other surety bonds related to such judgments;

(m) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases and consignment arrangements;

(n) Liens existing on property acquired by the Borrower or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed); provided that (i) such Lien is not created in contemplation of such acquisition, (ii) such Lien does not extend to any other property of any Group Member following such acquisition and (iii) the Indebtedness secured by such Liens is permitted by Section 8.2(i);

(o) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection (or comparable foreign liens); and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(p) Liens securing Second Lien Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 8.2(k); provided that (i) such Lien is junior in priority to any Lien securing the Obligations on a “subordinated” basis and (ii) such Lien does not extend to any asset of any Group Member that is not also subject to a Lien securing the Obligations;

(q) Liens on Margin Stock owned by the Borrower or Zarlink Offeror;

(r) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods

(s) statutory and common law landlords’ liens under leases to which the Borrower or any of its Subsidiaries is a party;

(t) Liens on assets of Foreign Subsidiaries to the extent the Indebtedness secured thereby is permitted under Section 8.2; provided, that the aggregate principal amount of all such Indebtedness so secured shall not exceed $100,000,000 at any one time; and

(u) Liens not otherwise permitted by this Section so long as the aggregate outstanding principal amount of the obligations secured thereby do not exceed (as to the Borrower and all Subsidiaries) $50,000,000 at any one time.

8.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

(a) any Subsidiary of the Borrower may be merged, consolidated or be amalgamated (i) with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation), (ii) with or into any other Subsidiary of the Borrower (provided that if only one party to such transaction is a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving corporation) or (iii) subject to Section 8.7(g), with or into any other Group Member;

(b) any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or, subject to Section 8.7(g) (to the extent applicable), any other Group Member;

(c) any Subsidiary that is not a Loan Party may (i) merge or consolidate with or into any Subsidiary that is not a Loan Party or (ii) dispose of all or substantially all of its assets (including any Disposition that is in the nature of a liquidation) to (x) another Subsidiary that is not a Loan Party or (y) to a Loan Party;

(d) any Subsidiary may enter into any merger, consolidation or similar transaction with another Person to effect a transaction permitted under Section 8.7;

(e) any Immaterial Subsidiary may liquidate or dissolve voluntarily; and

(f) transactions permitted under Section 8.5 shall be permitted.

8.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of the Borrower or any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) Dispositions of obsolete, damaged, uneconomic or worn out machinery, parts, property or equipment, or property or equipment no longer used or useful, in the conduct of its business, whether now owned or hereafter acquired;

(b) the sale of inventory and owned or leased vehicles, each in the ordinary course of business;

(c) Dispositions permitted by Section 8.4(a), (b), (c), (d) and (e);

(d) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor or, if any Subsidiary is not a Loan Party, to any other Group Member;

(e) any Subsidiary of the Borrower may Dispose of any assets to the Borrower or any Subsidiary Guarantor or, subject to Section 8.7(g) (to the extent applicable), any other Group Member, and any Subsidiary that is not a Subsidiary Guarantor may Dispose of any assets, or issue or sell Capital Stock, to any other Subsidiary that is not a Subsidiary Guarantor;

(f) Dispositions of cash or Cash Equivalents in the ordinary course of business in transactions not otherwise prohibited by this Agreement;

(g) non-exclusive licenses with respect to Intellectual Property, leases or subleases granted to third parties in accordance with any applicable terms of the Security Documents and in the ordinary course of business which, in the aggregate, do not materially detract from the value any Collateral or materially interfere with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries;

(h) (x) the Disposition of other property having a fair market value not to exceed the greater of (A) 25% of the Consolidated Total Assets of the Borrower in the aggregate for any fiscal year of the Borrower or (B) $10,000,000 in any fiscal year of the Borrower; provided that at least 75% of the consideration received in connection therewith consists of cash or Cash Equivalents and (y) the Disposition of property or assets as a result of a Recovery Event;

(i) the Disposition of Margin Stock owned by the Borrower or Zarlink Offeror for cash at not less than its fair market value provided that the proceeds thereof shall be held by the borrower in cash or Cash Equivalents;

(j) (x) the issuance or sale of shares of any Subsidiary’s Capital Stock to qualify directors if required by applicable law and (y) compensatory issuances or grants of Capital Stock of the Borrower approved by the Borrower’s board of directors, any committee thereof or any designee of either to employees, officer, directors or consultants made pursuant to equity-based compensation plans or arrangements that have been approved by the shareholders of the Borrower;

(k) Dispositions or exchanges of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(l) Dispositions of leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary, taken as a whole;

(m) one-time Dispositions of the properties currently located at, or comprising, the Borrower’s Broomfield, Colorado facility for fair market value, not to exceed $5,000,000 in the aggregate for all such Dispositions; and

(n) Dispositions of real property owned in fee by the Borrower and its Subsidiaries for fair market value not to exceed $15,000,000 in the aggregate for all such Dispositions from the Original Closing Date.

8.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, or make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any principal of Subordinated Indebtedness, in each case, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments (i) to the Borrower or any Subsidiary Guarantor or any other Person that owns a direct equity interest in such Subsidiary in proportion to such Person’s ownership interest in such Subsidiary, or (ii) for so long as such Subsidiary is a member of a group filing a consolidated, combined or unitary return with the Borrower, to the Borrower and any other holder of direct equity interests of such Subsidiary permitted hereunder in order to pay consolidated, combined or unitary federal, state or local taxes which payments by such Subsidiary are not in excess of the tax liabilities that would have been payable by such Subsidiary and its Subsidiaries on a stand-alone basis;

(b) each Subsidiary may make Restricted Payments to the Borrower and to Wholly Owned Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of Capital Stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

(c) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

(d) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares, in each case, to the extent consideration therefor consists of the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

(e) (i) the Borrower may purchase its Capital Stock from present or former officers, directors, employees or consultants of any Group Member upon the death, disability or termination of employment or services of such individual, and (ii) the Borrower may purchase, redeem or otherwise acquire any Capital Stock from the employees, officers, directors and consultants of any Group Member by net exercise, net withholding or otherwise, pursuant to the terms of any employee stock option, incentive stock or other equity-based plan or arrangement; provided, that the aggregate amount of payments under this clause (e) shall not exceed $2,500,000 in any fiscal year and $5,000,000 during the term of this Agreement plus, in each case, any proceeds received by the Borrower after the Restatement Date in connection with the issuance of Capital Stock that are used for the purposes described in this clause (e); and

(f) so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) after giving pro forma effect to the payment of such Restricted Payment, the Borrower shall be in pro forma compliance with each of the covenants set forth in Section 8.1 (assuming for this purpose that a Compliance Date has occurred) as of the date of the most recent financial statements delivered pursuant to Section 7.1(a) and (b) and (z) the Borrower shall have delivered to the Administrative Agent a certificate evidencing compliance with clauses (x) and (y), the Borrower may make (i) Restricted Payments in an aggregate amount equal to $50,000,000 per year plus, to the extent Borrower made Restricted Payments in an aggregate amount less than $50,000,000 in the immediately prior fiscal year, any unused amounts from the immediately preceding fiscal year and (ii) Restricted Payments so long as the Consolidated Leverage Ratio on a pro forma basis does not exceed 3.00 to 1.0.

8.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business line or unit of, or a division of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) Investments in Cash Equivalents;

(c) Guarantee Obligations permitted by Section 8.2;

(d) loans and advances to officers, directors and employees of any Group Member in the ordinary course of business (including for travel, entertainment, relocation and similar expenses) in an aggregate amount for all Group Members not to exceed $5,000,000 at any time outstanding;

(e) the Actel Acquisition;

(f) intercompany Investments by (i) any Group Member in any Loan Party; provided that all such intercompany Investments to the extent such Investment is a loan or advance owed to a Loan Party are evidenced by the Intercompany Note and (ii) any Group Member that is not a Loan Party to any other Group Member that is not a Loan Party;

(g) intercompany Investments by any Loan Party in any Subsidiary, that, after giving effect to such Investment, is not a Subsidiary Guarantor (including, without limitation, Guarantee Obligations with respect to obligations of any such Subsidiary, loans made to any such Subsidiary and Investments resulting from mergers with or sales of assets to any such Subsidiary) in an amount (valued at cost) not to exceed the sum of (i) the amount of such intercompany Investments outstanding as of the Amendment No. 6 Effective Date and (ii) $125,000,000 at any time outstanding;

(h) Investments in the ordinary course of business consisting of endorsements for collection or deposit or lease, utility and other similar deposits and deposits with suppliers in the ordinary course of business;

(i) Investments by any Loan Party in connection with Permitted Acquisitions;

(j) Investments consisting of Hedge Agreements permitted by Section 8.11;

(k) Investments existing as of the Restatement Date and set forth in Schedule 8.7 and any extension or renewal thereof; provided that the amount of any such Investment is not increased at the time of such extension or renewal;

(l) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other Persons to the extent reasonably necessary in order to prevent or limit loss or in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, suppliers or customers arising in the ordinary course of business;

(m) Investments received as consideration in connection with Dispositions permitted under Section 8.5;

(n) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost, if applicable) not to exceed $60,000,000 at any time outstanding; and

(o) the Zarlink Acquisition.

Notwithstanding anything herein to the contrary, neither the Borrower nor any of its Subsidiaries shall own any Margin Stock; provided that, prior to the Zarlink Compulsory Acquisition Closing Date or the Zarlink Subsequent Acquisition Closing Date, as the case may be, the Borrower and Zarlink Offeror shall be permitted to own Zarlink Shares that constitute Margin Stock.

8.8 Optional Payments and Modifications of Certain Debt Instruments. (a) (i) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Junior Financing except as permitted by Section 8.6(f), (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Financing (other than any amendment that is not materially adverse to the Lenders and in any event any such amendment, modification, waiver or other change that (x) in the case of any Junior Indebtedness (other than Second Lien Indebtedness), (A) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (B) does not involve the payment of a consent fee and (y) in the case of any Second Lien Indebtedness, is permitted pursuant to the applicable intercreditor agreement), (iii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Qualified Capital Stock that would cause such Qualified Capital Stock to become Disqualified Capital Stock; or (iv) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents and Second Lien Indebtedness and in each case any Permitted Refinancing thereof) as “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) for the purposes of any Junior Financing Documentation.

(b) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Organization Document of any Loan Party or any Pledged Company if such amendment, modification, waiver or change could reasonably be expected to have a Material Adverse Effect.

8.9 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, except (a) transactions between or among Loan Parties or between or among Group Members that are not Loan Parties; (b) loans or advances to employees permitted under Section 8.7(d); (c) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation, employment, termination and other employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or any Subsidiary, each in the ordinary course of business; (d) (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors and (ii) any repurchases of any issuances, awards or grants issued pursuant to clause (i), in each case, to the extent permitted by Section 8.6; (e) employment arrangements entered into in the ordinary course of business between the Borrower or any Subsidiary and any employee thereof; (f) any Restricted Payment permitted by Section 8.6; and (g) consummate the Actel Acquisition and the Zarlink Acquisition.

8.10 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

8.11 Hedge Agreements. Enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure, (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary and (c) any Hedge Agreements required to be entered into pursuant to the terms and conditions of this Agreement.

8.12 Changes in Fiscal Periods; Accounting Changes. (a) Permit the fiscal year of the Borrower to end on a day other than a Sunday on or about September 30 or change the Borrower’s method of determining fiscal quarters.

(b) Make or permit any change in accounting policies or reporting practices, except changes that are required by GAAP, or change independent accountants other than to any nationally recognized firm or such other firm reasonably acceptable to the Administrative Agent.

8.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement governing any Second Lien Indebtedness so long as the restrictions set forth therein are no more restrictive than the corresponding provisions in the Loan Documents, (d) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (e) any agreement of a Foreign Subsidiary governing Indebtedness permitted to be incurred or permitted to exist under Section 8.2 and (f) customary provisions in leases and other contracts restricting the assignment thereof.

8.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restrictions set forth in the agreement governing any Junior Indebtedness so long as the restrictions set forth therein are not materially more restrictive than the corresponding provisions in the Loan Documents, (iv) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (v) restrictions and conditions existing on the Restatement Date identified on Schedule 8.14 (but not to any amendment or modification expanding the scope or duration of any such restriction or condition), (vi) restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement but solely to the extent that such restrictions or conditions apply only to the property or assets subject to such permitted Lien, (vii) customary provisions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment thereof, (viii) customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, (ix) any agreement of a Foreign Subsidiary governing Indebtedness permitted to be incurred or permitted to exist under Section 8.2, (x) any agreement or arrangement already binding on a Subsidiary when it is acquired so long as such agreement or arrangement was not created in anticipation of such acquisition and (xi) applicable law.

8.15 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Zarlink Acquisition) or that are reasonably related, incidental, ancillary or complementary thereto.

8.16 Issuance of Disqualified Capital Stock. Issue any Disqualified Capital Stock or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Disqualified Capital Stock of any Group Member.

~~8.17 [Reserved].~~

~~8.18 [Reserved]~~.

SECTION 9. EVENTS OF DEFAULT

9.1 Events of Default. If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in Section 3.15(c)(ii), Section 7.1, clause (i) or (ii) of Section 7.4(a) (with respect to the Borrower only), Section 7.7(a) or Section 8 of this Agreement; provided that an Event of Default under this clause (c) as a result of a breach of any Financial Covenant (any such Event of Default, a “Financial Covenant Event of Default”) shall not constitute an Event of Default for purposes of any Term Loan unless and until the Majority Facility Lenders under the Revolving Facility have declared all outstanding Obligations under the Revolving Facility to be immediately due and payable in accordance with Section 9.2, and such declaration has not been rescinded on or before such date; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) any Group Member (i) defaults in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation or Hedge Agreement that constitutes Material Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) defaults in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable; or

(f) (i) any Group Member (other than an Immaterial Subsidiary) shall commence any case, proceeding, assignment, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than an Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than an Immaterial Subsidiary) any case, proceeding, petition or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced any case, proceeding, petition or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the assets of the Group Members, taken as a whole, that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Group Member (other than an Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member (other than an Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan or Multiemployer Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence under Section 4042 of ERISA to have a trustee appointed, or a trustee shall be appointed pursuant to such proceedings, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) any Single Employer Plan shall be terminated under Section 4041(c) of ERISA, (iv) any Group Member or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (v) any other event or condition shall occur or exist with respect to a Single Employer Plan or Multiemployer Plan (other than regular contributions with respect thereto or administrative expenses in respect thereof), or (vi) any Group Member shall engage in any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member and the same shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof and any such judgments or decrees either (i) is for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), of $50,000,000 or more or (ii) is for injunctive relief and could reasonably be expected to have a Material Adverse Effect, or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Subsidiary of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or any Loan Party or any Subsidiary of any Loan Party shall so assert; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Subsidiary of any Loan Party shall so assert; or

(k) a Change of Control occurs; or

(l) (i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “senior debt,” “senior indebtedness,” “designated senior debt,” “guarantor senior debt” or “senior secured financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation, (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, bonding and enforceable against the holders of any Junior Financing, if applicable, (iii) if applicable, the Intercreditor agreement related to any Second Lien Indebtedness shall, in whole or in part, cease to be effective or otherwise cease to be legally valid, binding and enforceable against the holder of any Second Lien Indebtedness or (iv) any Loan Party, any Subsidiary of any Loan Party, the trustee in respect of any Junior Financing, or the holders of any Junior Financing, as the case may be, shall assert any of the foregoing; or

(m) Zarlink or any Subsidiary thereof or any corporation resulting from the Zarlink Acquisition, if any, shall have failed to make normal or special payments to a Canadian Pension Plan, or the occurrence of any event which may give rise to the full termination of any Canadian Pension Plan which, when taken together with all ERISA events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents in accordance with the Guarantee and Collateral Agreement. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

9.2 Remedies.

(a) Except as provided in clause (b) below, (i) if an Event of Default specified in Section 9.1(f)(i) or (ii) with respect to the Borrower shall occur and be continuing, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (ii) if such event is any other Event of Default (other than a Financial Covenant Event of Default) that has occurred and is continuing, either or both of the following actions may be taken: (x) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (y) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents in accordance with the Guarantee and Collateral Agreement. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

(b) Upon the occurrence and during the continuation of a Financial Covenant Event of Default that is unwaived, the Majority Facility Lenders under the Revolving Facility may, so long as a Compliance Date continues to be in effect, immediately upon such breach (i) declare that such breach constitutes an Event of Default for Section 6.2 and (ii) either (x) terminate the Revolving Commitment and/or (y) take the actions specified in Section 9.2(a) in respect of the Revolving Commitments, the Revolving Loans and the L/C Obligations. In respect of a Financial Covenant Event of Default that is continuing, the Required Lenders may take the actions specified in Section 9.2(a) on the date that the Majority Facility Lenders under the Revolving Facility terminate the Revolving Commitments or accelerate all Obligations in respect of the Revolving

Facility; provided however, that the Required Lenders may not take such actions if either (1) all Obligations under the Revolving Facility have been repaid in full (other than Unasserted Contingent Obligations) and the Revolving Commitments have been terminated or (2) the Financial Covenant Event of Default has been waived by the Majority Facility Lenders under the Revolving Facility.

SECTION 10. THE AGENTS

10.1 Appointment. (a) Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints each Agent as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender (and, if applicable, each other Secured Party) irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

(b) As of the Amendment No. ~~5~~6 Effective Date, each of the Secured Parties hereby irrevocable designates and appoints ~~Royal~~ Bank of ~~Canada~~America, N.A. as collateral agent of such Secured Party under this Agreement and the other Loan Documents, and each such Secured Party irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf as are necessary or advisable with respect to the Collateral under this Agreement or any of the other Loan Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent hereby accepts such appointment.

10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.3 Exculpatory Provisions. ~~Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or any Specified Hedge Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or any Specified Hedge Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other~~

~~Loan Document or any Specified Hedge Agreement or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Specified Hedge Agreement, or to inspect the properties, books or records of any Loan Party.~~Without limiting the generality of the foregoing, each Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2 and 11.1) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

10.4 Reliance by ~~Agents~~Administrative Agent. Each Agent shall be entitled to rely upon, and shall ~~be fully protected in~~not incur any liability for relying~~,~~ upon, any ~~instrument,~~

~~writing, resolution,~~ notice, ~~consent~~request, certificate, ~~affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation~~consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and ~~correct and~~ to have been signed, sent or ~~made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to~~otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, each Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless such Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by ~~such Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties~~it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties.

10.6 Non-Reliance on Agents and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of ~~and~~an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement, any Specified Hedge Agreement or any Specified Cash Management Agreement. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, any Specified Hedge Agreement or any Specified Cash Management Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.7 Indemnification. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.5 to be paid by it to any Agent Related Party (or any sub-agent thereof), each Lender severally agrees to pay to such Agent Related Party (or any such sub-agent thereof) such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that (a) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent Related Party (or any such sub-agent thereof) and (b) no Lender shall be liable for the payment of any portion of such unreimbursed expense or indemnified loss, claim, damage, liability or related expense that is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

10.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent and without any duty to account therefor to the Lenders. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.

10.9 Successor Administrative Agent; Resignation of Issuing Lender and Swingline Lender. (a) The Administrative Agent and the Collateral Agent may resign as Administrative Agent and Collateral Agent, respectively, upon ten (10) days’ notice to the Lenders and the Borrower. If the Administrative Agent or Collateral Agent, as applicable, shall resign as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent for the Lenders (which such successor agent shall be (x) a Lender or (y) otherwise satisfactory to the Required Lenders), which successor agent shall (unless an Event of Default under Section 9.1(a) or Section 9.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s or Collateral Agent’s, as applicable, rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as applicable, or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is ten (10) days following a retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After ~~any~~the retiring or removed Administrative Agent’s or Collateral Agent’s, as applicable, resignation ~~as Administrative Agent or retiring Collateral Agent’s resignation as Collateral Agent, as applicable~~or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.5 shall ~~inure to its benefit as to~~continue in effect for the benefit of such retiring or removed Administrative Agent, Collateral Agent, their respective sub-agents and their respective Agent Related Parties in respect of any actions taken or omitted to be taken by ~~it while it was~~any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or Collateral Agent, as applicable~~, under this Agreement and the other Loan Documents.~~ .

~~(b) The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender.~~

(b) ~~(c)~~ Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders (determined after giving effect to the final paragraph of Section 11.1) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date ten (10) Business Days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).

(c) ~~(d)~~ In addition to the foregoing, if (i) a Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Lender and/or the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Lender or Swingline Lender, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than ten (10) Business Days after the date of such notice) or (ii) Bank of America resigns or is removed as Administrative Agent, such resignation or removal shall also constitute its resignation as Issuing Lender and Swingline Lender; provided that such resignation by the Issuing Lender will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Issuing Lender and that such resignation by the Swingline Lender will have no effect on its rights in respect of any outstanding Swingline Loans or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swingline Loan.

10.10 Agents Generally. Except as expressly set forth herein, the Agents and the Lead Arranger shall not have any duties or responsibilities hereunder in its capacity as such.

10.11 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents, the Specified Hedge Agreements or the Specified Cash Management Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceeds, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent.

10.12 Withholding Taxes. Without limiting or expanding the provisions of Section 4.10, each Lender shall indemnify the Administrative Agent (to the extent that Administrative Agent has not already been reimbursed by the Loan Parties and without limiting or expanding the obligation of the Loan Parties to do so) against, and shall make payable in respect thereof within ten (10) days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective). A certificate as to the amount of any such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amounts due the Administrative Agent under this Section 10.12. The agreements in this Section 10.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

10.13 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.5, 3.5, 3.10 and 11.5 or otherwise) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.5, 3.5, 3.10 and 11.5 or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.1 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 11. MISCELLANEOUS

11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that (1) any such amendment, supplement, modification or waiver shall be acknowledged by the Administrative Agent and (2) no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or forgive or reduce any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility and (y) that any amendment or modification of the financial covenants or defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; provided that neither any amendment, modification or waiver of a mandatory prepayment required hereunder, nor any amendment of Section 4.2 or any related definitions including Asset Sale, Excess Cash Flow, or Recovery Event, shall constitute a reduction of the amount of, or an extension of the scheduled date of, any principal installment of any Loan or Note or other amendment, modification or supplement to which this clause (i) is applicable;

(ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender;

(iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders;

(iv) after the Original Closing Date, no amendment, waiver or consent which has the effect of enabling the Borrower to satisfy any condition to a Borrowing contained in Section 6.2 hereof which, but for such amendment, waiver or consent would not be satisfied, shall be effective to require the Revolving Lenders to make any additional Revolving Loan, unless and until the Majority Facility Lenders under the Revolving Facility shall have approved such amendment, waiver or consent;

(v) amend, modify or waive any provision of Section 4.2(f), 4.8 or 11.7(a) of this Agreement or Section 6.5 of the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders;

(vi) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility adversely affected thereby;

(vii) amend, modify or waive any provision of the Loan Documents that by its terms adversely affects the rights of one Facility in respect of Collateral in a manner different than another Facility, in each case without the written consent of the Majority Facility Lenders with respect to each Facility adversely affected thereby;

(viii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

(ix) amend, modify or waive any provision of Section 10 without the written consent of each Agent adversely affected thereby;

(x) amend, modify or waive any provision of Section 11.6 to further restrict any Lender’s ability to assign or otherwise transfer its obligations hereunder without the written consent of all Lenders;

(xi) amend, modify or waive any provision of Section 3.3, 3.4 or 3.15 without the written consent of the Swingline Lender;

(xii) amend, modify or waive any provision of Sections 3.7 to 3.15 without the written consent of the Issuing Lender; and

(xiii) amend, modify or waive (A) any provision of any Loan Document so as to alter the ratable sharing of payments required thereby or (B) the definition of “Qualified Counterparty,” “Specified Cash Management Agreement,” “Specified Hedge Agreement,” or “Obligations,” in each case in a manner adverse to any Qualified Counterparty with Obligations then outstanding without the written consent of any such Qualified Counterparty. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans.

(xiv) amend, modify or waive any provision of Section 8.1 (and related definitions as used in such Section, but not as used in other Sections of this Agreement) or the first sentence of Section 9.2(b) without the written consent of the Majority Facility Lenders under the Revolving Facility and, notwithstanding anything to the contrary set forth in this Section 11.1, only the written consent of such Lenders shall be necessary to permit any such amendment, modification or waiver.

In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus accrued interest, fees and expenses related thereto, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders (including all Lenders under a single Facility), the consent of the Required Lenders (or Majority Facility Lenders, as the case may be) is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Administrative Agent or a Person reasonably acceptable to the Administrative Agent shall have the right but not the obligation to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Term Loans and Revolving Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Term Loans and any outstanding Revolving Loans held by such Non-Consenting Lenders and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption. In addition to the foregoing, the Borrower may replace any Non-Consenting Lender pursuant to Section 4.13.

Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated), modified or supplemented with the written consent of the Administrative Agent and the Borrower (a) to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Issuing Lender, (b) to add one or more additional credit facilities with respect to Incremental Term Loans to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, as applicable, and the accrued interest and fees in respect thereof and (c) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders; provided, that the conditions set forth in Section 2.4 are satisfied.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definitions of “Required Lenders” and “Majority Facility Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that, subject to the limitations set forth in the first paragraph of this Section 11.1, any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

11.2 Notices. (a) All notices and other communications provided for hereunder shall be either (i) in writing (including telecopy or e-mail communication) and mailed, telecopied or delivered or (ii) as and to the extent set forth in Section 11.2(b) and in the proviso to this Section 11.2(a), in an electronic medium and as delivered as set forth in Section 11.2(b) if to the Borrower, at its address at 2381 Morse Avenue, Irvine, CA 92614 Attention: John Hohener, Telecopy No. (949) 756-2053, E-mail Address: jhohener@microsemi.com with a copy to O’Melveny & Myers LLP, at its address at 400 S. Hope Street, Los Angeles, CA 90071 Attention: Tom Baxter, Telecopy No. (213) 430-6407, E-mail Address: tbaxter@omm.com and a copy to O’Melveny & Myers LLP, at its address at 2765 Sand Hill Road, Menlo Park, CA 94025, Telecopy No. (650) 473-2601, E-mail Address: wlazarow@omm.com; if to the Collateral Agent or the Administrative Agent, at its address at ~~20 King~~555 California Street ~~West, 4th Floor, Toronto, Ontario M5H 1C4 - Canada - Attention: Manager, Agency Services Group, Fax: 416 842-4023;~~, 4th Floor, Mail Code: CA5-705-04-09, San Francisco, CA 94014, attention: Bridgett J. Manduk Mowry, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties; provided, however, that materials and information described in Section 11.2(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent; if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire delivered to the Administrative Agent (including, as appropriate, notices delivered solely to the Person designated by a Lender on its administrative questionnaire delivered to the Administrative Agent then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). All such notices and other communications shall, when mailed, be effective four days after having been mailed, and when telecopied or E-mailed, be effective when properly transmitted, except that notices and communications to any Agent pursuant to Sections 2, 3, 4, 6 and 10 shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

(b) The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications ~~in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic address specified by the Administrative Agent to the Borrower~~by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. In addition, the Borrower agrees to continue to provide the Communications to the Agents in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders and the Qualified Counterparties by posting the Communications on ~~Intralinks~~IntraLinks, Syndtrak, ClearPar, or a substantially similar ~~secure~~ electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute information covered by Section 11.15, they shall be treated as set forth in Section 11.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY

FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “ADMINISTRATIVE AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments of any Lender have not been terminated.

11.5 Payment of Expenses and Taxes. (a) The Borrower agrees (i) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such parties (provided that such fees and disbursements shall not include fees and disbursements for more than one counsel plus one local counsel in each relevant jurisdiction) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Amendment No. ~~5~~6 Effective Date (in the case of amounts to be paid on the Amendment No. ~~5~~6 Effective Date) and from time to time thereafter as such parties shall deem appropriate, (ii) to pay or reimburse each Lender and Agent for all its documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees, charges and disbursements of counsel to each Lender and of counsel to such Agent, (iii) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (other than amounts payable under Section 4.10(c)), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (iv) to pay, indemnify, and hold each Lender ~~and~~, Agent and their respective affiliates and each of the respective officers, directors, ~~employees, affiliates,~~ agents and controlling persons of the foregoing (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (regardless of whether any Loan Party is or is not a party to any such actions or suits) and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee; provided further, that, no Lender or Agent shall be entitled to indemnification under this Section 11.5 with respect to Taxes for which such Lender or Agent is indemnified under Section 4.10. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee except to the extent found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee. Statements payable by the Borrower pursuant to this Section 11.5 shall be submitted to John Hohener (Telephone No. (949) 221-7100) (Telecopy No.

(949) 756-2053), at the address of the Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

(b) To the fullest extent permitted by applicable law, neither the Borrower nor any Indemnitee shall assert, and each of the Borrower and each Indemnitee does hereby waive, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall not limit any Loan Party’s indemnity obligations to the extent special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to receive indemnification hereunder. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c) All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except (x) to an assignee in accordance with the provisions of paragraph (b) of this Section, (y) by way of participation in accordance with the provisions of paragraph (e) of this Section or (z) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (~~g~~h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors as assigns permitted hereby, Participants to the extent provided in paragraph (e) of this Section 11.6 and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment effected by the Administrative Agent in connection with the initial syndication of the Commitments or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 (or, in the case of the Term Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Loans (if any) on a non-pro rata basis;

(iii) no consent shall be required for any assignment except to the extent required by paragraph (b)(i) of this Section and, in addition, the consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof or (z) such assignment is an assignment of Term Loans or Commitments made by the Administrative Agent prior to the Syndication Date; and

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) either Term Facility if such assignment is to an Assignee that is not a Lender, an Affiliate of a Lender or an Approved Fund or (y) the Revolving Facility if such assignment is to an Assignee that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) (1) in the case of any assignment to a new Revolving Lender or that increases the obligation of the Assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), the Issuing Lender (such consent not to be unreasonably withheld or delayed), and (2) in the case of any assignment of a Revolving Commitment, the Swingline Lender (such consent not to be unreasonably withheld or delayed); provided that no consent of the Issuing Lender or the Swingline Lender shall be required for an assignment to an Assignee that is a Revolving Lender or an Affiliate or Approved Fund of a Revolving Lender;

(iv) except in the case of assignments pursuant to paragraph (c) below, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood that payment of only one processing fee shall be required in connection with simultaneous assignments to two or more Approved Funds), and the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

(v) no assignment shall be permitted to be made to the Borrower or any of its Subsidiaries; and

(vi) no assignment shall be permitted to be made to a natural person.

Except as otherwise provided in paragraph (c) below, subject to acceptance and recording thereof pursuant to paragraph (d) below, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5; provided, that such Lender continues to comply with the requirements of Sections 4.10(d) and 4.10(e). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) Notwithstanding anything in this Section 11.6 to the contrary, a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or an Approved Fund of such Lender without (a) providing any notice (including, without limitation, any administrative questionnaire) to the Administrative Agent or any other Person or (b) delivering an executed Assignment and Assumption to the Administrative Agent; provided that (A) such assigning Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, (B) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such assigning Lender in connection with such assigning Lender’s rights and obligations under this Agreement until an Assignment and Assumption and an administrative questionnaire have been delivered to the Administrative Agent, (C) the failure of such assigning Lender to deliver an Assignment and Assumption or administrative questionnaire to the Administrative Agent or any other Person shall not affect the legality, validity or binding effect of such assignment and (D) an Assignment and Assumption between an assigning Lender and its Affiliate or Approved Fund shall be effective as of the date specified in such Assignment and Assumption.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at ~~one of its offices~~the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal ~~amount of~~ amounts (and stated interest ~~owing with respect to~~) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). ~~Subject to the penultimate sentence of this paragraph (d), the~~The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent~~, the Issuing Lender~~ and the Lenders ~~may~~shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement~~, notwithstanding notice to the contrary~~. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In the case of an assignment to an Affiliate of a Lender or an Approved Fund pursuant to paragraph (c), as to which an Assignment and Assumption and an administrative questionnaire are not delivered to the Administrative Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register (a “Related Party Register”) comparable to the Register on behalf of the Borrower. The Register or Related Party Register shall be available for inspection by the Borrower, the Issuing Lender, the Swingline Lender and any Lender at the Administrative Agent’s office at any reasonable time and from time to time upon reasonable prior notice.

~~(i)~~ Except as otherwise provided in paragraph (c) above, upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(iv) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. Except as otherwise provided in paragraph (c) above, no assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register (or, in the case of an assignment pursuant to paragraph (c) above, the applicable Related Party Register) as provided in this paragraph (d). The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”

(e) (i) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (D) no participation shall be permitted to be made to the Borrower or any of its Subsidiaries, nor any officer or director of any such Person and (E) no sale of a participation shall be effective until and unless recorded in the selling Lender’s Participant Register. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender; provided such Participant shall be subject to Section 11.7(a) as though it were a Lender.

(f) Each Lender that sells participations to a Participant, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amount of and interest owing with respect to the participation sold to each such Participant (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Section 1.871-14(c)(1) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and the Borrower and the Lenders shall treat each Person whose name is recorded in such Participant Register pursuant to the terms hereof as a participant for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register.

(g) A Participant shall not be entitled to receive any greater payment under Section 4.9 or 4.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant had no such participation been transferred to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant shall not be entitled to the benefits of Section 4.10 unless such Participant complies with Section 4.10(d),(e) and (~~e~~i) as if it were a Lender.

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other Person, and this Section shall not apply to any such pledge or assignment of a security interest or to any such sale or securitization; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(i) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 11.6(b). The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

11.7 Sharing of Payments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 9, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a director creditor of each Loan Party in the amount of such participation to the extent provided in clause (b) of this Section 11.7.

(b) In addition to any rights and remedies of the Lenders provided by law, subject to Section 10.11, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, and to the extent permitted by applicable law, upon the occurrence of any Event of Default which is continuing, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11.7 shall be subject to the express provisions of this Agreement which require or permit differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.12 Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in Section 11.2 or on the signature pages hereof, as the case may be, or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

11.13 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) no Agent or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

11.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each of the Administrative Agent and the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document (including, without limitation, the release of any Subsidiary Guarantor from its obligations if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder) or that has been consented to in accordance with Section 11.1; provided that no such release shall occur if (x) such Subsidiary Guarantor continues to be a guarantor in respect of any Junior Financing or (y) such Collateral continues to secure any Junior Financing or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as (i) the Loans, the Reimbursement Obligations and the other Obligations (other than Unasserted Contingent Obligations and obligations under or in respect of Hedge Agreements) shall have been paid in full or Cash Collateralized and (ii) the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Collateral Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

11.15 Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential in accordance with its customary procedures for handling its own confidential information; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender, any Affiliate of a Lender or any Approved Fund, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, officers, directors, agents, attorneys, accountants, trustees and other professional advisors or those of any of its affiliates (collectively, its “Related Parties”), (d) upon the request or demand of any Governmental Authority or any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (other than as a result of a disclosure in violation of this Section 11.15), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, ~~or~~ (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder or (k) to any other party hereto; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.

11.16 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.17 Patriot Act Notice. (a) Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

(b) Each of the Agents, the Lenders and the Issuing Lender hereby notifies Zarlink and any Subsidiary thereof or any corporation resulting from the Zarlink Acquisition, if any, organized under the laws of Canada, or any province thereof, that pursuant to the Proceeds of

Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, within Canada (including any guidelines or orders thereunder), it may be required to obtain, verify and record information regarding such Person, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Person, and the transactions contemplated hereby.

11.18 Canadian Interest Rate (a) For the purposes of the Interest Act (Canada) and disclosure thereunder to the extent applicable, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(b) If any provision of this Agreement would oblige Zarlink or a Subsidiary thereof or any corporation resulting from the Zarlink Acquisition, if any, organized under the laws of Canada or any province thereof to make any payment of interest or other amount payable to any Lender or Agent in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender or Agent of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender or Agent of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: first, by reducing the amount or rate of interest; and thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

[Remainder of page left intentionally blank.]

Annex A

PRICING GRID FOR REVOLVING LOANS

AND SWINGLINE LOANS

Pricing Level	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Commitment Fee Rate
I	4.75%	3.75%	0.625%
II	4.50%	3.50%	0.500%
III	4.25%	3.25%	0.375%
IV	4.00%	3.00%	0.250%

So long as no Default or Event of Default has occurred and is continuing, the Applicable Margin for Revolving Loans and Swingline Loans and the Commitment Fee Rate shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the completion of the first full fiscal quarter of the Borrower after the Restatement Date, based on changes in the Consolidated Leverage Ratio, with such adjustments to become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Margin for Revolving Loans and Swingline Loans and the Commitment Fee Rate shall be adjusted to be equal to the Applicable Margins opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date.

As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

“Pricing Level I” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is greater than 3.25 to 1.00.

“Pricing Level II” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than or equal to 3.25 to 1.00 but greater than 3.00 to 1.00.

“Pricing Level III” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00.

“Pricing Level IV” shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 2.50 to 1.00.

Annex A-1

Exhibit B

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Include all applicable subfacilities.

Exhibit B-1

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of November 2, 2010 (as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, and as amended and restated by Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011 and as further amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Collateral Agent, and the Lenders from time to time party thereto.

Exhibit B-2

Form of Committed Loan Notice

6.	Assigned Interest:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][11]

Effective Date:                     , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Commitment”, etc.).
[9]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit B-3

Form of Committed Loan Notice

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:][13]

By:
Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit B-4

Form of Committed Loan Notice

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of November 2, 2010 (as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, and as amended and restated by Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011 and as further amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Collateral Agent, and the Lenders from time to time party thereto. Capitalized terms used by not defined herein have the meanings assigned to them in the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.6(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11. 6(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a

Exhibit B-5

Form of Committed Loan Notice

Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit B-6

Form of Committed Loan Notice

Exhibit C

EXHIBIT B-1

FORM OF COMMITTED LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of November 2, 2010 (as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, and as amended and restated by Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011 and as further amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Collateral Agent, and the Lenders from time to time party thereto. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests (select one):

☐ A Borrowing of [Revolving][Term] Loans

☐ A conversion or continuation of [Revolving][Term B] Loans

1. On                                          (a Business Day) (the “Funding Date”).

2. In the amount of $

3. Comprised of

                                                         [Type of Loan requested]

4. For Eurodollar Loans: with an Interest Period of      months.

The borrowing of Revolving Loans requested herein complies with Sections 3.1 and 3.2 of the Credit Agreement.

Exhibit C-1

The Borrower hereby represents and warrants that the conditions specified in Sections 6.2(a), (b) and (d) of the Credit Agreement shall be satisfied on and as of the Funding Date.

MICROSEMI CORPORATION

By:
Name:
Title:

Exhibit C-2

Form of Committed Loan Notice

Exhibit D

EXHIBIT B-2

FORM OF SWINGLINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Swingline Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of November 2, 2010 (as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, and as amended and restated by Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011 and as further amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Collateral Agent, and the Lenders from time to time party thereto. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests a Swingline Loan:

1. On                                          (a Business Day) (the “Funding Date”).

2. In the amount of $                            .

The Swingline Borrowing requested herein complies with the requirements of Sections 3.3 and 3.4 of the Credit Agreement.

The Borrower hereby represents and warrants that the conditions specified in Sections 6.2(a), (b) and (d) of the Credit Agreement shall be satisfied on and as of the Funding Date.

MICROSEMI CORPORATION

By:
Name:
Title:

Exhibit D-1

Exhibit E

EXHIBIT D-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of November 2, 2010 (as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, and as amended and restated by Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011 and as further amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Collateral Agent, and the Lenders from time to time party thereto. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.10(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no interest payments on the Loan(s) are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on a properly completed and duly executed original of IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[    ]

Exhibit E-1

Exhibit E

EXHIBIT D-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of November 2, 2010 (as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, and as amended and restated by Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011 and as further amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Collateral Agent, and the Lenders from time to time party thereto. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.10(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code,(iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no interest payments with respect to such participation are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on a properly completed and duly executed original of IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit E-2

Exhibit E

EXHIBIT D-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of November 2, 2010 (as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, and as amended and restated by Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011 and as further amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Collateral Agent, and the Lenders from time to time party thereto. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.10(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no interest payments with respect to such participation are effectively connected with the conduct of a U.S. trade or business of the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished the Lender with a properly completed and duly executed original of IRS Form W-8IMY accompanied by one of the following properly completed and duly executed forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[    ]

Exhibit E-3

Exhibit E

EXHIBIT D-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of November 2, 2010 (as amended by Amendment No. 1 to the Credit Agreement, dated as of March 2, 2011, and as amended and restated by Amendment No. 2 to the Credit Agreement, dated as of October 13, 2011 and as further amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Collateral Agent, and the Lenders from time to time party thereto. Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.10(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no interest payments on the Loan(s) are effectively connected with the conduct of a U.S. trade or business of the undersigned or any of its direct or indirect partners/members that is claiming the portfolio interest exemption.

The undersigned has furnished the Administrative Agent and the Borrower with a properly completed and duly executed original of IRS Form W-8IMY accompanied by one of the following properly completed and duly executed forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit E-1

Exhibit E

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit E-2

Exhibit F

Successor Agent Agreement

[To be provided under separate cover.]

Exhibit F-1

CONSENT AND CONFIRMATION

Dated as of March 31, 2015

Each of the undersigned hereby consents to the foregoing Amendment and hereby (a) confirms and agrees that notwithstanding the effectiveness of such Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after effectiveness of such Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Amended Credit Agreement, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect, and (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations, purported to be secured thereby, as amended or otherwise affected hereby.

THIS CONSENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Consent and Confirmation may be executed by one or more of the parties to this Consent and Confirmation on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Consent and Confirmation may be delivered by facsimile transmission or electronic mail of the relevant signature pages hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Consent and Confirmation to be duly executed and delivered as of the date first above written.

MICROSEMI CORPORATION, as Borrower

By:
Name:
Title:

MICROSEMI SOC CORP., as Subsidiary Guarantor

By:
Name:
Title:

MICROSEMI CORP. – MASSACHUSETTS, as Subsidiary Guarantor

By:
Name:
Title:

MICROSEMI CORP. – POWER PRODUCTS GROUP, as Subsidiary Guarantor

By:
Name:
Title:

[Signature Page – Consent and Confirmation]

MICROSEMI CORP. – ANALOG MIXED SIGNAL GROUP, as Subsidiary Guarantor

By:
Name:
Title:

MICROSEMI CORP. – RF INTEGRATED SOLUTIONS, as Subsidiary Guarantor

By:
Name:
Title:

MICROSEMI CORP. – RF POWER PRODUCTS, as Subsidiary Guarantor

By:
Name:
Title:

MICROSEMI CORP. – POWER MANAGEMENT GROUP, as Subsidiary Guarantor

By:
Name:
Title:

MICROSEMI CORP. – MEMORY AND STORAGE SOLUTIONS, as Subsidiary Guarantor

By:
Name:
Title:

[Signature Page – Consent and Confirmation]

MICROSEMI SEMICONDUCTOR (U.S.) INC., as Subsidiary Guarantor

By:
Name:
Title:

MICROSEMI FREQUENCY AND TIME CORPORATION, as Subsidiary Guarantor

By:
Name:
Title:

[Signature Page – Consent and Confirmation]